Registration Statement No. 333-206013
dated July 31, 2015;
Rule 424(b)(2)

The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED November 28, 2017

Prospectus Supplement

To Prospectus dated April 27, 2016

Deutsche Bank Aktiengesellschaft

$    ,000,000 Fixed to Fixed Reset Rate

Subordinated Tier 2 Notes due 20

We, Deutsche Bank Aktiengesellschaft, acting through our New York Branch, are issuing $    ,000,000 aggregate principal amount of fixed to fixed reset rate subordinated Tier 2 notes, which we refer to as the “Subordinated Notes,” due                 , 20 , which we refer to as the “Maturity Date.” Subject to the imposition of a Resolution Measure (as defined herein) or any redemption prior to the Maturity Date in the limited circumstances described herein, the Subordinated Notes will bear interest (i) from (and including) the date of issuance to (excluding)                 , 20    , which we refer to as the “Reset Rate”, at a rate of     % per year and (ii) from (and including) the Reset Date to (but excluding) the Maturity Date, at a rate per year which will be     % above the 5-year Swap Rate (which we define below). Interest on the Subordinated Notes will be payable semi-annually in arrears on                  and                  of each year, commencing on                 , 2018.

The Subordinated Notes constitute our direct, unconditional and unsecured obligations and are subordinated to (i) the claims of our creditors that are not subordinated pursuant to applicable law or the terms of any other indebtedness, including claims against us under non-preferred senior unsecured debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision and (ii) our other obligations which are mandatorily preferred by law (we refer to such claims and obligations in (i) and (ii) as the “Priority Claims”). The Subordinated Notes will rank on parity among themselves and on parity with all of our other subordinated claims (it being understood that no Priority Claims constitute subordinated claims), except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the Subordinated Notes. In the event of any Resolution Measure (which we define below) imposed on us or in the event of our insolvency or liquidation, the claims for interest, repayment and any other claims under the Subordinated Notes will be subordinated to the claims of all other creditors which are not also subordinated and will, in any such event, only be satisfied after all claims against us which are not subordinated have been satisfied in full. The ranking of our obligations will be as provided in the subordinated indenture among us, Wilmington Trust, National Association, as trustee (which we refer to as the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent (which we refer to as the “agents”).

The Subordinated Notes may be written down, be converted into ordinary shares or other instruments of ownership or become subject to other Resolution Measures. You may lose part or all of your investment if any Resolution Measure becomes applicable to us. For more information regarding the potential imposition of Resolution Measures by our competent resolution authority, please see “Description of the Subordinated Notes—Resolution Measures” herein.

By your acquisition of the Subordinated Notes, you will be deemed irrevocably to have agreed, and you will agree:

•	to be bound by any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure; and

•	that the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the Subordinated Notes, (ii) under the subordinated indenture or (iii) for the purpose, but only to the fullest extent permitted by, of the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act,” (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

By your acquisition of the Subordinated Notes, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the agents for, agree not to initiate a suit against the Trustee or the agents in respect of, and agree that the Trustee and agents will not be liable for, any action that the Trustee or any of the agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Subordinated Notes.

Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes at our option at 100% of their principal amount (subject to the imposition of any Resolution Measure) plus accrued but unpaid interest (i) on the Reset Date, (ii) for certain tax reasons or (iii) for certain regulatory reasons, as described further herein.

The Subordinated Notes will not be listed on any securities exchange.

Investing in the Subordinated Notes involves risks. See “Risk Factors” beginning on page PS-11 and as incorporated by reference herein for a discussion of certain factors that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Subordinated Notes are not deposits or savings accounts but are our unsecured obligations. The Subordinated Notes are not insured by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds, before Expenses, to us(1)
Per Subordinated Note	$	$	$
Total	$	$	$

(1)	We will pay the underwriter compensation of $ per Subordinated Note. Total underwriting discounts and commissions payable by us will be $ .

The initial price to public set forth above does not include accrued interest, if any. Interest on the Subordinated Notes will accrue from                 , 2017 and must be paid by the purchaser if the Subordinated Notes are delivered after that date.

We expect that the Subordinated Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company and its participants on or about                 , 2017. We will issue the Subordinated Notes in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Because Deutsche Bank Securities Inc. is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA,” the offering of the Subordinated Notes will be conducted in accordance with the applicable provisions of FINRA Rule 5121. For more information, see the “Underwriting (Conflicts of Interest)” section of this prospectus supplement.

Lead Book-Running Manager

Deutsche Bank Securities

Co-Managers

The date of this Prospectus Supplement is                 , 2017.

ABOUT THIS PROSPECTUS SUPPLEMENTS-

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any additional or different information. The information in this prospectus supplement and the accompanying prospectus may be accurate only as of the dates of each of these documents, respectively.

The Subordinated Notes are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers.

In this prospectus supplement, “we,” “us,” “our” and the “Bank” refer to Deutsche Bank AG, including, as the context requires, acting through its New York Branch.

We are offering to sell, and are seeking offers to buy, the Subordinated Notes only in jurisdictions where such offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to sell, or a solicitation of an offer to buy, any Subordinated Notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank AG since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this prospectus supplement and the accompanying prospectus and the purchase, offer or sale of the Subordinated Notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the Subordinated Notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the underwriters shall have any responsibility therefor.

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Subordinated Notes are only available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such Subordinated Notes will be engaged only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus, or any of their respective contents.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-206013) that we have filed with the Securities and Exchange Commission (which we refer to as the “SEC”) under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”). This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Where You Can Find Additional Information” on page 9 of the accompanying prospectus.

In addition to the specific documents incorporated by reference listed on page 10 of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus the Annual Report on Form 20-F of Deutsche Bank AG for the year ended December 31, 2016, filed on March 20, 2017, and the Current Reports on Form 6-K of Deutsche Bank AG dated April 18, 2017, April 27, 2017, May 9, 2017, July 6, 2017, July 10, 2017, July 27, 2017, October 26, 2017, November 3, 2017 and November 28, 2017, in each case only to the extent expressed therein to be incorporated by reference into a then-effective registration statement of Deutsche Bank AG.

In addition to the documents listed in the accompanying prospectus and described above, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”) from the date of this prospectus supplement until the offering is completed. Reports on Form 6-K we furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-35395).

SUMMARY

The following summary describes the Subordinated Notes in general terms only. You should read the summary together with the more detailed information contained in this prospectus supplement and the accompanying prospectus.

We expect to issue the Subordinated Notes under a subordinated indenture (which we refer to as the “Subordinated Indenture”) comprising a base subordinated indenture (which we refer to as the “Base Subordinated Indenture”) entered into on May 21, 2013 among us, Wilmington Trust, National Association, as trustee (which we refer to as the “Trustee”), and Deutsche Bank Trust Company Americas, as initial principal paying agent, transfer agent and registrar and authenticating agent (which we refer to as the “agents”), a third supplement to the Base Subordinated Indenture adding certain provisions thereto and modifying certain provisions thereof (which we refer to as the “Third Supplemental Subordinated Indenture”) expected to be entered into on or about                 , 2017, among us, the Trustee and the agents, and a fourth supplement to the Base Subordinated Indenture relating to the Subordinated Notes (which we refer to as the “Fourth Supplemental Subordinated Indenture”) expected to be entered into on or about                 , 2017, among us, the Trustee and the agents. The Subordinated Notes will constitute a separate series of subordinated debt securities under the Subordinated Indenture. We filed the Base Subordinated Indenture on May 21, 2013 as an exhibit to a post-effective amendment to our prior registration statement on Form F-3, File No. 333-184193, we have filed the form of the Third Supplemental Subordinated Indenture with the SEC on November 28, 2017 as an exhibit to a Current Report on Form 6-K, and we intend to file the Third Supplemental Subordinated Indenture and the Fourth Supplemental Subordinated Indenture with the SEC on or about                 , 2017 as exhibits to a Current Report on Form 6-K. The terms of the Subordinated Notes include those stated in the Subordinated Indenture and those terms made part of the Subordinated Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

Issuer	Deutsche Bank AG, acting through its New York Branch.

Securities Offered	$ ,000,000 aggregate principal amount of fixed to fixed reset rate subordinated Tier 2 notes due 20 , which we refer to as the “Subordinated Notes.”

Issue Date	, 2017.

Maturity Date	We will repay the Subordinated Notes at 100% of their principal amount (subject to the imposition of any Resolution Measure) plus accrued and unpaid interest on , 20 , unless we redeem them earlier in the limited circumstances described in “Description of the Subordinated Notes—Redemption; Repurchase.”

Price to Public	%.

Fixed Interest Rate	From (and including) the Issue Date to (but excluding) the Reset Date, at a rate of % per year.

Fixed Reset Interest Rate	From (and including) the Reset Date to (but excluding) the Maturity Date, a rate per year which will be % above the 5-year Swap Rate (which we describe in “Description of the Subordinated Notes—Payments on the Subordinated Notes” below).

Interest Payment Dates	and in each year commencing on , 2018.

Regular Record Dates	The Business Day preceding the relevant interest payment date. The term “Business Day” means a day on which

(i) the Trans-European Automatic Real-time Gross settlement Express Transfer system (TARGET2) is open for business and (ii) commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City.

Ranking	The Subordinated Notes constitute our direct, unconditional and unsecured obligations and are subordinated to (i) the claims of our creditors that are not subordinated pursuant to applicable law or the terms of any other indebtedness, including claims against us under non-preferred senior unsecured debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision and (ii) our other obligations which are mandatorily preferred by law (we refer to such claims and obligations in (i) and (ii) as the “Priority Claims”). The Subordinated Notes will rank on parity among themselves and on parity with all of our other subordinated claims (it being understood that no Priority Claims constitute subordinated claims), except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the Subordinated Notes. Any right to set off any claims for interest, repayment and any other claims under the Subordinated Notes, which we refer to as “Payment Claims,” against claims of ours will be excluded (see “Description of the Subordinated Notes—Waiver of Right to Set-Off”). In the event of any Resolution Measure (which we define below) imposed on us or in the event of our insolvency or liquidation, the Payment Claims will be subordinated to the Priority Claims and will, in any such event, only be satisfied after all Priority Claims have been satisfied in full. No subsequent agreement may limit the subordination pursuant to the provisions set out under “Description of the Subordinated Notes—Status” or shorten the term of the Subordinated Notes or any applicable notice period. No collateral or guarantee will be provided at any time to secure claims of the holders of the Subordinated Notes; any collateral or guarantee already provided or granted in the future in connection with our other liabilities may not be used for claims under the Subordinated Notes.

Resolution Measures	Under the relevant resolution laws and regulations as applicable to us from time to time, the Subordinated Notes may be subject to the powers exercised by our competent resolution authority to:

•	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Subordinated Notes;

•

convert the Subordinated Notes into ordinary shares of (i) the Bank or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

•	apply any other resolution measure, including, but not limited to, (i) any transfer of the Subordinated Notes to another entity, (ii) the amendment, modification or variation of the terms and conditions of the Subordinated Notes or (iii) the cancellation of the Subordinated Notes.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our equity securities, assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in a resolution proceeding. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the European Union directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms. For the avoidance of doubt, any non-payment by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the Subordinated Notes or under the Subordinated Indenture to make a payment of principal of, interest on, or other amounts owing under the Subordinated Notes.

Deemed Agreement to Resolution Measures

By your acquisition of the Subordinated Notes, you will be deemed irrevocably to have agreed, and you will agree:

•	to be bound by any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure; and

•	that the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the Subordinated Notes, (ii) under the Subordinated Indenture or (iii) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

By your acquisition of the Subordinated Notes, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the agents for, agree not to initiate a suit against the Trustee or the agents in respect of, and agree that the Trustee and agents will not be liable for, any action that the Trustee or any of the agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Subordinated Notes.

By your acquisition of the Subordinated Notes, you will be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by our competent resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested The Depository Trust Company and any direct participant in The Depository Trust Company or other intermediary through which you hold such Subordinated Notes to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the Subordinated Notes as it may be imposed, without any further action or direction on your part or on the part of the Trustee or the agents.

No Security	No security or guarantee of whatever kind is, or will at any time be, provided by us or any other person securing your rights under the Subordinated Notes.

Further Issues	We may, from time to time, without the consent of the holders of the Subordinated Notes, issue additional notes under the Subordinated Indenture, having the same ranking and same interest rate, maturity date, redemption terms and other terms, except for the price to the public and issue date. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, may constitute a single series of Subordinated Notes under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes, such additional notes must either (i) be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) be otherwise issued in a qualified reopening for U.S. federal income tax purposes.

Optional Redemption	Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes at our option, at 100% of their principal amount (subject to the imposition of any Resolution Measure) together with accrued but unpaid interest, on the Reset Date, as described under “Description of the Subordinated Notes—Redemption; Repurchase—Optional Redemption.”

Tax Redemption

Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes, at any time at our option, at 100% of their principal amount (subject to the imposition of any Resolution Measure) together with any accrued and unpaid interest to (but excluding) the date set for redemption if, as a result of certain changes in the tax laws or regulations of the Federal Republic of Germany or the United States, which becomes effective on or after the Issue Date, or as a result of any application or official interpretation of such laws or regulations not generally known before the Issue Date (as described more fully under “Description of the Subordinated Notes—Redemption; Repurchase—Tax Redemption”), withholding taxes are or there is a substantial probability that they will be leviable on payments of interest in respect of the Subordinated Notes, and we would be obligated to pay “additional amounts”

with respect to such withholding taxes under the terms of the Subordinated Notes (as described under “Description of the Subordinated Notes—Payment of Additional Amounts”), provided that the conditions in Article 78(4)(b) of the CRR (which we describe under “Description of the Subordinated Notes—General” below) are met, pursuant to which our competent supervisory authority may permit any such redemption only if it is satisfied that the change in the applicable tax treatment is material and was not reasonably foreseeable at the Issue Date.

Regulatory Redemption	Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes, at any time at our option, at 100% of their principal amount (subject to the imposition of any Resolution Measure) together with any accrued and unpaid interest to (but excluding) the date set for redemption if there is a change in the regulatory classification of the Subordinated Notes that would be likely to result in (i) its exclusion in full or in part from our own funds under the CRR or any successor legislation, other than for certain reasons as described under “Description of the Subordinated Notes—Redemption; Repurchase—Redemption for Regulatory Reasons,” or (ii) their reclassification as a lower quality of our own funds than as of the Issue Date, provided that the conditions in Article 78(4)(a) CRR are met, pursuant to which our competent supervisory authority may permit any such redemption only if it considers the change in the regulatory classification to be sufficiently certain and is satisfied that the regulatory reclassification of the Subordinated Notes was not reasonably foreseeable at the Issue Date.

Repayment Obligation	Any redemption or repurchase of the Subordinated Notes prior to their scheduled maturity requires the prior consent of our competent supervisory authority. If the Subordinated Notes are redeemed or repurchased by us otherwise than in the circumstances described under “Description of the Subordinated Notes—Redemption; Repurchase,” then the amounts redeemed or paid must be returned to us irrespective of any agreement to the contrary unless our competent supervisory authority has given its consent to such early redemption or repurchase.

Book-Entry Issuance, Settlement and Clearance

We will issue the Subordinated Notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Subordinated Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (which we refer to as the “Depositary”). You will hold beneficial interests in the Subordinated Notes through the Depositary and its direct and indirect participants, including Clearstream Banking, société anonyme (which we refer to as “Clearstream, Luxembourg”) and Euroclear Bank SA/NV (which we refer to as “Euroclear”), and the Depositary and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except as described in the accompanying prospectus. Settlement of the Subordinated Notes will occur through the Depositary in same day funds. For information on the Depositary’s book-entry system, see “The Depositary” and “Book-Entry, Delivery and Form.”

ISIN	US .

CUSIP	.

Conflicts of Interest	Because Deutsche Bank Securities Inc. (which we refer to as “DBSI”) is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (which we refer to as “FINRA”), any distribution of the Subordinated Notes will be made in compliance with the applicable provisions of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the Subordinated Notes to any of its discretionary accounts without the prior written approval of the customer. For more information, see the “Underwriting (Conflicts of Interest)” section of this prospectus supplement.

Listing	The Subordinated Notes will not be listed on any securities exchange.

Trustee, Principal Paying Agent, Transfer Agent and Registrar and Authenticating Agent

Wilmington Trust, National Association, a national banking association organized and existing under the laws of the United States, having its corporate trust office at 116 Mercer Street, Suite 2 R, New York, New York 10012, will act as the trustee for the Subordinated Notes. Deutsche Bank Trust Company Americas will act as initial principal paying agent, transfer agent and registrar and authenticating agent for the Subordinated Notes.

Timing and Delivery	We currently expect delivery of the Subordinated Notes to occur on , 2017.

Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes and to further strengthen our regulatory capital base.

Governing Law	The Subordinated Notes and the Subordinated Indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions of each of the Subordinated Notes and the Subordinated Indenture, which will be governed by and construed in accordance with German law, and except as may otherwise be required by mandatory provisions of law.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the information incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan,” “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses thereto;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	the potential development and impact on us of legal and regulatory proceedings to which we are or may become subject;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•	our success in implementing our strategic initiatives and other responses to economic and business conditions and the legal and regulatory environment and realizing the benefits anticipated therefrom; and

•	other factors, including those we refer to in “Item 3: Key Information—Risk Factors” of our most recent Annual Report on Form 20-F, elsewhere in that Annual Report on Form 20-F, this prospectus supplement or the accompanying prospectus, and others to which we do not refer.

RISK FACTORS

For a discussion of the risk factors affecting Deutsche Bank AG and its business, see “Item 3: Key Information—Risk Factors” of our most recent Annual Report on Form 20-F and our current and periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement.

In addition, you should consider carefully the following discussion of risks before you decide that an investment in the Subordinated Notes is suitable for you.

Our obligations under the Subordinated Notes are subordinated.

Our obligations under the Subordinated Notes will be unsecured and subordinated and will rank junior in priority of payment to the current and future claims of our creditors, other than claims in respect of any liability that is, or is expressed to be, subordinated (except as otherwise provided by applicable law or the terms of such liability). We expect from time to time to incur additional indebtedness or other obligations that will constitute senior indebtedness, and the Subordinated Indenture does not contain any provisions restricting our ability to incur senior indebtedness. Although the Subordinated Notes may pay a higher rate of interest than comparable notes which are not so subordinated, there is a real risk that you will lose all or some of your investment should we become insolvent since our assets would be available to pay such amounts only after all of our senior creditors have been paid in full.

The Subordinated Notes may be subject to Resolution Measures.

The Subordinated Notes may be written down, be converted into ordinary shares or other instruments qualifying as common equity tier 1 capital or become subject to other resolution measures. You may lose part or all of your investment if any such measure becomes applicable to us.

On May 15, 2014, the European Parliament and the Council of the European Union adopted a directive establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive”). The Bank Recovery and Resolution Directive required each member state of the European Union to adopt and publish by December 31, 2014 the laws, regulations and administrative provisions necessary to comply with the Bank Recovery and Resolution Directive. To implement the Bank Recovery and Resolution Directive, Germany adopted the Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz, or the “Resolution Act”), which became effective on January 1, 2015. The Bank Recovery and Resolution Directive and the Resolution Act provided national resolution authorities with a set of resolution powers to intervene in the event that a bank is failing or likely to fail and certain other conditions are met. From January 1, 2016, the power to initiate resolution measures applicable to significant banking groups (such as Deutsche Bank Group) in the European Banking Union has been transferred to the European Single Resolution Board (“SRB”) which, based on the European Union regulation establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund (“SRM Regulation”), works in close cooperation with the European Central Bank, the European Commission and the national resolution authorities.

Pursuant to the SRM Regulation, the Resolution Act and other applicable rules and regulations, the Subordinated Notes are subject to the powers exercised by our competent resolution authority to write down, including write down to zero, the claims for payment of the principal amount, interest amount or any other amount in respect of the Subordinated Notes, to convert the Subordinated Notes into ordinary shares of (i) the Bank, (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital, or to apply any other resolution measure including, but not limited to, any transfer of the Subordinated Notes to another entity, the amendment, modification or variation of the terms and conditions of the Subordinated Notes or a cancellation of the Subordinated Notes. We refer to each of these measures pursuant to German and European law, as applicable to us from time to time in effect, as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to as the “bail-in tool” under the Bank Recovery and Resolution Directive as implemented by the Resolution Act. Our competent resolution authority may apply Resolution Measures individually or in any combination. Imposition of a Resolution Measure would likely occur if we become, or are deemed by the competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. The Bank Recovery and Resolution Directive and the Resolution Act are intended to eliminate the need for public support of troubled banks, and you should be aware that public support, if any, would only potentially be used by the competent authority as a last resort after having assessed and exploited, to the maximum extent practicable, the resolution tools, including the bail-in tool.

If a Resolution Measure is imposed, the competent resolution authority will have to exercise its powers in a way that results in (i) common equity tier 1 capital instruments (such as ordinary shares of Deutsche Bank AG) being written down first in proportion to the relevant losses, (ii) thereafter, the principal amount of additional tier 1 capital instruments being written down on a permanent basis or converted into common equity tier 1 capital instruments, (iii) thereafter, the principal amount of tier 2 capital instruments, such as the Subordinated Notes, being written down on a permanent basis or converted into common equity tier 1 capital instruments, and (iv) thereafter, liabilities ranking in priority to the Subordinated Notes pursuant to their terms and conditions or applicable law being written down on a permanent basis or converted into common equity tier 1 capital instruments.

You would have no claim or other right against us arising out of any Resolution Measure, and we would have no obligation to make payments under the Subordinated Notes following the imposition of a Resolution Measure. In particular, the imposition of any Resolution Measure will not constitute a default or an event of default under the Subordinated Notes, or under the Subordinated Indenture for the purpose of the Trust Indenture Act, or give you any other right to accelerate or terminate the Subordinated Notes.

There is some uncertainty as to what protections, if any, will be available to holders of securities that are subject to a Resolution Measure and to the additional resolution powers that may be granted to our competent resolution authority. Under the Resolution Act, there are certain limited judicial proceedings available to challenge any Resolution Measure taken by our competent resolution authority. Limited judicial proceedings to challenge Resolution Measures under the SRM Regulation (including possible proceedings before the European Court of Justice) may also be available. However, it remains unclear what remedies may be available to holders commencing such proceedings. In addition, by your acquisition of the Subordinated Notes, you waive (to the fullest extent permitted by the Trust Indenture Act and applicable law) any and all claims against the Trustee and the paying agent, and agree not to initiate a suit against the Trustee or the paying agent in respect of, and agree that the Trustee and the paying agent will not be liable for, any action that the Trustee or the paying agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Subordinated Notes. Accordingly, you may have limited or circumscribed rights to challenge any decision of our competent resolution authority to impose any Resolution Measure.

The extent to which the principal amount of, or other amount payable with respect to, the Subordinated Notes may be subject to a Resolution Measure may depend on a number of factors that may be outside our control, and it will be difficult to predict when, if at all, a Resolution Measure might become applicable to us in our individual case. Accordingly, secondary market trading in the Subordinated Notes may not follow the trading behavior associated with other types of securities issued by other financial institutions that may be or have been subject to a Resolution Measure. You may lose part or all of your investment in the Subordinated Notes if a Resolution Measure becomes applicable to us, even though the Subordinated Notes (other than their subordination provisions) are governed by New York law.

The Subordinated Notes contain limited events of default, and the remedies available thereunder are limited.

As described in “Description of the Subordinated Notes–Event of Default,” the Subordinated Notes provide for no Event of Default other than the opening of insolvency proceedings against us by a German court having jurisdiction over us. In particular, neither non-viability nor the imposition of a Resolution Measure will constitute an Event of Default with respect to the Subordinated Indenture or the Subordinated Notes.

If an Event of Default occurs, holders of the Subordinated Notes have only limited enforcement remedies. If an Event of Default with respect to the Subordinated Notes occurs or is continuing, either the Trustee or the holders of not less than 33 1⁄3% in aggregate principal amount of all outstanding subordinated debt securities issued under the subordinated indenture, voting as one class, may declare the principal amount of the Subordinated Notes and interest accrued thereon to be due and payable immediately. We may issue further series of subordinated debt securities under the subordinated indenture, and these would be included in that class of outstanding subordinated debt securities.

In particular, holders of the Subordinated Notes will have no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under the Subordinated Notes. If such a default occurs and is continuing with respect to the Subordinated Notes, the Trustee and the holders of the Subordinated Notes could take legal action against us, but they may not accelerate the maturity of the Subordinated Notes. Moreover, if we fail to make any payment because of the imposition of a Resolution Measure, the Trustee and the holders of the Subordinated Notes would not be permitted to take such action, and in such a case you may permanently lose the right to the affected amounts. Furthermore, if we become subject to German insolvency proceedings, the Trustee and holders of the Subordinated Notes will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Holders will also have no rights of acceleration due to a default in the performance of any of our other covenants under the Subordinated Notes.

The Subordinated Notes may be redeemed prior to maturity on the Reset Date or for certain regulatory and taxation reasons.

Subject to the prior consent of the competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes at our option at 100% of their principal amount (subject to the imposition of any Resolution Measure) plus accrued and unpaid interest (i) on the Reset Date, (ii) at any time prior to maturity for certain tax reasons or (iii) at any time prior to maturity for certain regulatory reasons, as permitted under the terms of the Subordinated Notes. The tax reasons that would permit redemption include any change in, or amendment to, the laws or regulations prevailing in the Federal Republic of Germany or the United States, which becomes effective on or after the Issue Date, or any application or official interpretation of such laws or regulations not generally known before the Issue Date, that would result in withholding taxes being leviable (or there is a substantial probability that they will be leviable) on payments of interest in respect of the Subordinated Notes, and such withholding taxes would be payable by us under the terms of the Subordinated Notes relating to “additional amounts” with respect to such withholding taxes. The regulatory reasons that would permit redemption include if there is a change in the regulatory classification of the Subordinated Notes that would be likely to result in (i) its exclusion in full or in part from our own funds under the CRR or any successor legislation, other than for certain reasons specified in the terms of the Subordinated Notes, or (ii) their reclassification as a lower quality of our own funds than as of the Issue Date.

If we redeem the Subordinated Notes, you may not be able to reinvest the amounts you receive upon redemption at a rate that will provide the same rate of return as did the investment in the Subordinated Notes. The market may have certain expectations with respect to our redemption of the Subordinated Notes in the future on the basis of market practice, and these expectations may be reflected in the price of the Subordinated Notes on the secondary market.

Any failure by us to meet these expectations, whether for regulatory reasons or otherwise, would likely result in a material adverse effect on the market value and liquidity of the Subordinated Notes.

There is no restriction on the amount or type of further securities or indebtedness that we may issue, incur or guarantee.

There is no restriction on the amount or type of further securities or indebtedness that we may issue, incur or guarantee, as the case may be, that rank senior to, or on parity with, the Subordinated Notes offered hereby. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the Subordinated Notes on a liquidation or winding-up of the Bank and may limit our ability to meet our obligations under the Subordinated Notes. In addition, the Subordinated Notes do not contain any restriction on our issuing securities that may have preferential rights to the Subordinated Notes or securities with similar, different or no redemption provisions.

The Subordinated Notes may not be a suitable investment for all investors.

You must determine the suitability (either alone or with the help of a financial adviser) of an investment in the Subordinated Notes in light of your own circumstances. The Subordinated Notes discussed in this prospectus supplement are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Subordinated Notes to retail investors. The adoption of such and similar future laws, regulations and guidance may adversely affect the ability of retail investors to acquire, offer or sell the Subordinated Notes. In particular, you should:

•	have sufficient knowledge and experience to make a meaningful evaluation of the Subordinated Notes, the merits and risks of investing in the Subordinated Notes and the information contained or incorporated by reference in this prospectus supplement or any applicable supplement to this prospectus supplement;

•	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of your particular financial situation, an investment in the Subordinated Notes and the impact such investment will have on your overall investment portfolio;

•	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Subordinated Notes, including those arising if the currency for principal or interest payments on the Subordinated Notes, i.e., U.S. dollars, is different from the currency in which your financial activities are principally denominated;

•	understand thoroughly the terms of the Subordinated Notes, such as the circumstances under which the competent resolution authority will impose a Resolution Measure with respect to the Subordinated Notes, that there will be no right to accelerate or terminate the Subordinated Notes, and the effect of our condition on the Subordinated Notes;

•	be familiar with the behavior of any relevant indices and financial markets; and

•	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect your investment and your ability to bear the applicable risks.

You should not invest in the Subordinated Notes unless you have the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Subordinated Notes will perform under changing conditions, the resulting effects on the value of the Subordinated Notes due to the likelihood of an exercise of resolution powers or the ordering of Resolution Measures with respect to us, and the impact this investment will have on your overall investment portfolio. Prior to making an investment decision, you should consider carefully, in light of your own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein.

The Subordinated Notes will not be listed and there will likely be limited liquidity.

The Subordinated Notes will not be listed on any securities exchange. There may be little or no secondary market for the Subordinated Notes. We or our affiliates may or may not act as market makers for the Subordinated Notes. We are not required to do so and may cease such market making activities at any time and will not engage in such activities if restricted from doing so due to applicable European capital regulations. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Subordinated Notes when you wish to do so or at a price advantageous to you. Because we do not expect that other market makers will participate significantly in the secondary market for the Subordinated Notes, the price at which you may be able to sell your Subordinated Notes is likely to depend on the price, if any, at which we or our affiliates are willing to buy the Subordinated Notes. If, at any time, we or our affiliates do not act as market makers, it is likely that there would be little or no secondary market for the Subordinated Notes.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Subordinated Notes could cause the liquidity or market value of the Subordinated Notes to decline.

Upon issuance, the Subordinated Notes will be rated by nationally recognized statistical ratings organizations. Any rating initially assigned to the Subordinated Notes may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the Subordinated Notes.

The Subordinated Notes are not deposit liabilities of the Bank.

The Subordinated Notes are not deposit liabilities of the Bank and will not be insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the Federal Republic of Germany or any other jurisdiction. The value of your investment will likely fluctuate and you may lose some or all of your entire investment upon the imposition of a Resolution Measure if we should become non-viable or in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Bank.

USE OF PROCEEDS

The net proceeds from the sale of the Subordinated Notes, less the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at $                , are estimated to be $                . We will use these proceeds for general corporate purposes and to further strengthen our regulatory capital base.

EXCHANGE RATE INFORMATION

Our financial statements are expressed in euro, which is Germany’s currency. For convenience, we translate some amounts denominated in euro appearing in certain documents incorporated by reference herein into U.S. dollars. Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar equivalent of the euro amounts expressed in our financial statements and elsewhere. Past fluctuations in foreign exchange rates may not necessarily be predictive of future fluctuations.

The following table shows the period-end, high and low exchange rates for the euro, as reported by the European Central Bank.

in U.S.$ per €	Period-end[1]	High	Low
2017
November (through and including November 27)	1.1952	1.1952	1.1562
October	1.1638	1.1856	1.1605
September	1.1806	1.2060	1.1741
August	1.1825	1.2048	1.1697
July	1.1727	1.1729	1.1329
June	1.1412	1.1413	1.1147
May	1.1221	1.1243	1.0860

[1]	Period-end rate is the rate announced for the last business day of the period.

DESCRIPTION OF THE SUBORDINATED NOTES

The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

On             , 2017, which we refer to as the “Issue Date,” we, Deutsche Bank AG, acting through our New York Branch, expect to issue fixed to fixed reset rate subordinated Tier 2 notes, which we refer to as the “Subordinated Notes,” in an aggregate principal amount of $    ,000,000, due             , 20    , which we refer to as the “Maturity Date.”

The Subordinated Notes are intended to qualify as our own funds in the form of Tier 2 capital under the CRR.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the Subordinated Indenture and the terms of the Subordinated Notes will refer to such amended provisions or successor provisions.

We expect to issue the Subordinated Notes under a subordinated indenture (which we refer to as the “Subordinated Indenture”) comprising a base subordinated indenture (which we refer to as the “Base Subordinated Indenture”) entered into on May 21, 2013, among us, Wilmington Trust, National Association, as trustee (which we refer to as the “Trustee”), and Deutsche Bank Trust Company Americas, as initial principal paying agent, transfer agent and registrar and authenticating agent (which we refer to as the “agents”), a third supplement to the Base Subordinated Indenture adding certain provisions thereto and modifying certain provisions thereof (which we refer to as the “Third Supplemental Subordinated Indenture”) expected to be entered into on or about             , 2017, among us, the Trustee and the agents, and a fourth supplement to the Base Subordinated Indenture relating to the Subordinated Notes (which we refer to as the “Fourth Supplemental Subordinated Indenture”) expected to be entered into on or about             , 2017, among us, the Trustee and the agents. The Subordinated Notes will constitute a separate series of subordinated debt securities under the Subordinated Indenture. We filed the Base Subordinated Indenture on May 21, 2013 as an exhibit to a post-effective amendment to our prior registration statement on Form F-3, File No. 333-184193, we have filed the form of the Third Supplemental Subordinated Indenture with the SEC on November 28, 2017 as an exhibit to a Current Report on Form 6-K, and we intend to file the Third Supplemental Subordinated Indenture and the Fourth Supplemental Subordinated Indenture with the SEC on or about             , 2017 as exhibits to a Current Report on Form 6-K. The terms of the Subordinated Notes include those stated in the Subordinated Indenture and those terms made part of the Subordinated Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

The principal corporate trust office of Deutsche Bank Trust Company Americas in New York City is designated as the principal paying agent, transfer agent and registrar and authenticating agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Status

The Subordinated Notes constitute our direct, unconditional and unsecured obligations and are subordinated to (i) the claims of our creditors that are not subordinated pursuant to applicable law or the terms of any other indebtedness, including claims against us under non-preferred senior unsecured debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision and (ii) our other obligations which are mandatorily preferred by law (we refer to such claims and obligations in (i) and (ii) as the “Priority Claims”). The Subordinated Notes will rank on parity among themselves and on parity with all of our other subordinated claims (it being understood that no Priority Claims constitute subordinated claims), except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the Subordinated Notes. Any right to set off any claims for interest, repayment and any other claims under the Subordinated Notes, which we refer to as “Payment Claims,” against claims of ours will be excluded (see “—Waiver of Right to Set-Off”). In the event of any Resolution Measure (which we define below) imposed on us or in the event of our insolvency or liquidation, the Payment Claims will be subordinated to the Priority Claims and will, in any event, only be satisfied after all Priority Claims have been satisfied in full. No subsequent agreement may limit the subordination pursuant to the provisions set out in this paragraph or shorten the term of the Subordinated Notes or any applicable notice period. No collateral or guarantee will be provided at any time to secure claims of the holders of the Subordinated Notes; any collateral or guarantee already provided or granted in the future in connection with our other liabilities may not be used for claims under the Subordinated Notes.

Form, Ownership and Denomination of the Subordinated Notes

We will issue the Subordinated Notes in fully registered, global (i.e., book-entry) form. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. The Subordinated Notes will be represented by global securities in the name of a nominee of the Depositary. You will hold beneficial interest in the Subordinated Notes through the Depositary and its participants. The underwriters expect to deliver the Subordinated Notes through the facilities of the Depositary on                 , 2017. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, please see “The Depositary” and “Book-Entry, Delivery and Form” in this prospectus supplement and “Forms of Securities” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Subordinated Notes through the Depositary must trade in the Depositary’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear.

Definitive debt securities will only be issued in limited circumstances described under “The Depositary” and “Book-Entry, Delivery and Form” in this prospectus supplement and “Forms of Securities—Limitations on Issuance of Bearer Securities” in the accompanying prospectus.

Payments on the Subordinated Notes

Subject to the imposition of any Resolution Measure or any redemption prior to the Maturity Date in the limited circumstances described below, the Subordinated Notes will bear interest (i) from (and including) the date of issuance to (excluding)                 , 20    , which we refer to as the “Reset Rate”, at a rate of        % per year and (ii) from (and including) the Reset Date to (but excluding) the Maturity Date, at a rate per year which will be        % above the 5-year Swap Rate. Interest will be payable semi-annually in arrears on                  and                  of each year, commencing on                 , 2018, which we refer to in each case as an “Interest Payment Date.” Interest on the Subordinated Notes will be computed on the basis of a 360-day year of twelve 30-day months. The regular record dates for the Subordinated Notes will be the Business Day immediately preceding the relevant Interest Payment Date.

If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled Maturity Date or date of redemption (in the circumstances described in “—Redemption; Repurchase” below) or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

“5-year Swap Rate” means the 5-year semi-annual mid-swap rate as displayed on Reuters screen “ICESWAP1” (or any successor page) as at 11:00 a.m. (New York time), which we refer to as the “Reset Screen Page,” on the day falling two Business Days prior to the Reset Date, which we refer to as the “Reset Interest Determination Date.”

In the event that the 5-year Swap Rate does not appear on the Reset Screen Page on the Reset Interest Determination Date, the 5-year Swap Rate will be the Reset Reference Bank Rate on the Reset Interest Determination Date. “Reset Reference Bank Rate” means the percentage rate determined on the basis of the 5-year Swap Rate Quotations provided by six leading swap dealers in the interbank market to the paying agent at approximately 11:00 a.m. (New York time), on the Reset Interest Determination Date. If at least three quotations are provided, the 5-year Swap Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, the 5-year Swap Rate will be the arithmetic mean of the quotations provided. If only one quotation is provided, the 5-year Swap Rate will be the quotation provided. If no quotations are provided, the 5-year Swap Rate will be equal to the last available 5-year semi-annual mid-swap rate on the Reset Screen Page.

Each such “5-year Swap Rate Quotation” means, in each case, the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a basis of a 360-day year of twelve 30-day months) of a fixed-for-floating U.S. dollar interest rate swap which (i) has a term of 5 years commencing on the Reset Date, (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg (calculated on basis of the actual number of days elapsed in 360-day year) which is equivalent to the rate for deposits in U.S. dollars for a three-month period, offered by the principal London offices of leading swap dealers in the New York City interbank market to prime banks in the London interbank market or to the extent that an industry-accepted substitute or successor rate for such rate has been established (as determined by us in our sole discretion), such successor rate. If we have determined that a substitute or successor rate should apply in accordance with the foregoing, we will notify the paying agent in writing and the paying agent will request each Reference Bank to adjust the 5-year Swap Rate Quotation to include any adjustment factor necessary to make the 5-year Swap Rate Quotation comparable to a 5-year mid-swap rate quotation based on the 3-month interbank deposit rate. “Reference Bank” means six leading swap dealers in the New York City interbank market as selected by us and communicated to the paying agent no later than 20 calendar days prior to the relevant Reset Interest Determination Date.

“Business Day” means a day on which (i) the Trans-European Automatic Real-time Gross settlement Express Transfer system (TARGET2) is open for business and (ii) commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City.

Payment of principal of, interest on and other amounts owing under the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made to the account of the Depositary, as holder of the global notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of the Depositary. We also expect that payments by the Depositary’s participants to owners of beneficial interests in the global notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Resolution Measures

References to “you” in this subsection “—Resolution Measures” means the holders of the Subordinated Notes (including the beneficial owners). “Beneficial owner” means (i) if any Subordinated Notes are in global form, the beneficial owners of such Subordinated Notes (and any interest therein) and (ii) if any Subordinated Notes are in definitive form, the holders in whose name such Subordinated Notes are registered in the security register, and any beneficial owners holding an interest in such Subordinated Notes in definitive form.

By acquiring any Subordinated Notes, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure (as defined below) by our competent resolution authority.

Under the relevant resolution laws and regulations as applicable to us from time to time, the Subordinated Notes may be subject to the powers exercised by our competent resolution authority to:

•	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Subordinated Notes;

•	convert the Subordinated Notes into ordinary shares of (i) the Bank or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

•	apply any other resolution measure, including, but not limited to, (i) any transfer of the Subordinated Notes to another entity, (ii) the amendment, modification or variation of the terms and conditions of the Subordinated Notes or (iii) the cancellation of the Subordinated Notes.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our equity securities, assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in the event of the imposition of Resolution Measures. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive. For the avoidance of doubt, any non-payment by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the Subordinated Notes or the Subordinated Indenture to make a payment of principal of, interest on, or other amounts owing under the Subordinated Notes.

Pursuant to the Subordinated Indenture, the holders of Subordinated Notes will be bound by and will be deemed to consent to the imposition of any Resolution Measure by our competent resolution authority.

The term “competent resolution authority” means any authority with the ability to exercise a Resolution Measure.

The terms and conditions of the Subordinated Notes will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the Subordinated Notes, subject to any modification of any amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms that our competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

No repayment of any then-current principal amount of the Subordinated Notes or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by our competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of the Federal Republic of Germany then applicable to us.

Upon the imposition of a Resolution Measure by our competent resolution authority with respect to the Subordinated Notes, we will provide a written notice directly to the holders in accordance with the Subordinated Indenture as soon as practicable regarding such imposition of a Resolution Measure by a competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the Trustee and the agents for information purposes, and the Trustee and the agents will be entitled to rely, and will not be liable for relying, on our competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the Subordinated Notes.

If we have elected to redeem any Subordinated Notes but our competent resolution authority has imposed a Resolution Measure with respect to the Subordinated Notes prior to the payment of the redemption amount for the Subordinated Notes, the relevant redemption notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Upon the imposition of any Resolution Measure by our competent resolution authority, the Trustee will not be required to take any further directions from holders of the Subordinated Notes under Section 5.09 of the Base Subordinated Indenture, which section authorizes holders of a majority in aggregate principal amount of the Subordinated Notes at the time outstanding to direct certain actions relating to the Subordinated Notes, and if any such direction was previously given under Section 5.09 of the Base Subordinated Indenture to the Trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

The Subordinated Indenture shall impose no duties, obligations or liabilities upon the Trustee or the agents whatsoever with respect to the imposition of any Resolution Measure by our competent resolution authority, and the Trustee and the agents will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by our competent resolution authority, the Subordinated Notes remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s and the agents’ duties under the Subordinated Indenture will remain applicable with respect to the Subordinated Notes following such completion to the extent that we, the Trustee and agents agree pursuant to a supplemental indenture, unless we, the Trustee and the agents agree that a supplemental indenture is not necessary.

If our competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the Subordinated Notes, unless the Trustee or the agents are otherwise instructed by us or our competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the Subordinated Notes pursuant to the Resolution Measure will be made on a substantially pro rata basis among the Subordinated Notes.

Deemed Agreement to Resolution Measures

By your acquisition of the Subordinated Notes, you will be deemed irrevocably to have agreed, and you will agree:

•	to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the Subordinated Notes to give effect to any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure; and

•	that the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the Subordinated Notes, (ii) under the Subordinated Indenture or (iii) for the purpose of, but only to the extent permitted by the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

By your acquisition of the Subordinated Notes, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the agents for, agree not to initiate a suit against the Trustee or the agents in respect of, and agree that the Trustee and agents will not be liable for, any action that the Trustee or any of the agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by our competent resolution authority with respect to the Subordinated Notes.

By your acquisition of the Subordinated Notes, you will be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by our competent resolution authority of its decision to exercise such power with respect to the Subordinated Notes, (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which you hold such Subordinated Notes to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the Subordinated Notes as it may be imposed, without any further action or direction on your part or on the part of the Trustee or the agents, and (iii) acknowledged and accepted that the provisions contained in this subsection “—Resolution Measures” are exhaustive on the matters described this subsection to the exclusion of any other agreements, arrangements or understandings between you and us relating to the terms and conditions of the Subordinated Notes.

Payment of Additional Amounts

All interest amounts payable in respect of the Subordinated Notes will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Tax Jurisdiction (“Withholding Taxes”), unless such deduction or withholding is required by law.

“Tax Jurisdiction” means the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax.

In the event, of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of the Subordinated Notes), we will, to the fullest extent permitted by law, pay such additional amounts (which we refer to as “Additional Amounts”) as will be necessary in order that the net amounts received by the holders, after such withholding or deduction for or on account of any Withholding Taxes imposed upon or as a result of such payment by the Tax Jurisdiction, will equal the respective amounts which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts will be payable on account of any taxes, duties or governmental charges which:

•	are payable by any person acting as custodian bank or collecting agent on your behalf, or otherwise in any manner which does not constitute a deduction or withholding by us from payments of interest made by us; or

•	would not be payable to the extent such deduction or withholding could be avoided or reduced if you or the beneficial owner of the Subordinated Notes (or any financial institution through which you hold or the beneficial owner holds the Subordinated Notes or through which payment on the Subordinated Notes is made) (i) makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority or (ii) enters into or complies with any applicable certification, identification, information, documentation, registration, or other reporting requirement or agreement concerning accounts maintained by you or the beneficial owner (or such financial institution) or concerning your or the beneficial owner’s (or financial institution’s) ownership or concerning your or the beneficial owner’s (or such financial institution’s) nationality, residence, identity or connection with the jurisdiction imposing such tax; or

•	are payable by reason of your having, or having had, some personal or business connection with the Federal Republic of Germany and not merely by reason of the fact that payments in respect of the Subordinated Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Federal Republic of Germany; or

•	are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that you would have been entitled to Additional Amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Business Day; or

•	are withheld or deducted in relation to a Subordinated Note that is presented for payment by or on your behalf if you would have been able to avoid such withholding or deduction by presenting the relevant Subordinated Note to another paying agent in a member state of the European Union; or

•	are deducted or withheld by a paying agent from a payment if the payment could have been made by another paying agent without such deduction or withholding; or

•	would not be payable if the Subordinated Notes had been kept in safe custody with, and the payments had been collected by, a banking institution; or

•	are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of interest becomes due, or is duly provided for and notice thereof is given in accordance with the section “—Notices” of this prospectus supplement, whichever occurs later.

No Additional Amounts or any other amounts will be payable on account of any such withholding or deduction in respect of payments of principal.

“Relevant Date” means the date on which the payment first becomes due but, if the full amount payable has not been received by the paying agent on or before the due date, it means the date on which, the full amount having been so received.

Moreover, all amounts payable in respect of the Subordinated Notes will be made subject to compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the “Code”), or any regulations or other official guidance promulgated thereunder, official interpretations thereof, or any applicable agreement entered into in connection therewith (including any agreement, law, regulation, or other official guidance implementing such agreement) (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) and any applicable agreement described in Section 1471(b) of the Code. We will have no obligation to pay Additional Amounts or otherwise indemnify you in connection with any such compliance with the Code.

Redemption; Repurchase

Unless previously redeemed or purchased and cancelled, the Subordinated Notes will be redeemed on the Maturity Date at 100% of their principal amount (subject to the imposition of any Resolution Measure) together with any accrued and unpaid interest to (but excluding) the Maturity Date.

Optional Redemption

Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes, at our option on the Reset Date, upon the giving of a notice of redemption described below. The redemption price will be equal to 100% of the principal amount of the Subordinated Notes (subject to the imposition of any Resolution Measure) together with any accrued and unpaid interest to (but excluding) the Reset Date.

Notice of a redemption on the Reset Date will be given by the Issuer to the holders of the Subordinated Notes not less than 30 nor more than 60 days prior to the Reset Date, which date and the applicable redemption price will be specified in the notice. Notice will be given in accordance with the section “—Notices” of this prospectus supplement.

Tax Redemption

Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes, at any time at our option, at 100% of their principal amount (subject to the imposition of any Resolution Measure) together with any accrued and unpaid interest to (but excluding) the date set for redemption if, as a result of any change in, or amendment to, the laws or regulations prevailing in the Tax Jurisdiction, which becomes effective on or after the Issue Date, or as a result of any application or official interpretation of such laws or regulations not generally known before the Issue Date, Withholding Taxes are or there is a substantial probability that they will be leviable on payments of interest in respect of the Subordinated Notes, and we would be obligated to pay Additional Amounts with respect to such Withholding Taxes, as described above, provided that the conditions in Article 78(4)(b) of the CRR are met, pursuant to which our competent supervisory authority may permit any such redemption only if it is satisfied that the change in the applicable tax treatment is material and was not reasonably foreseeable at the Issue Date. We may exercise such redemption right on giving not less than 30 days’ notice to the holders of the Subordinated Notes. No such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obligated to withhold or pay Withholding Taxes in respect of payments of interest, were a payment in respect of the Subordinated Notes then made. Notice will be given in accordance with the section “—Notices” of this prospectus supplement.

The term “competent supervisory authority” means any authority primarily responsible for our prudential supervision.

Redemption for Regulatory Reasons

Subject to the prior consent of our competent supervisory authority, we may redeem all, but not some, of the Subordinated Notes, at any time at our option, at 100% of their principal amount (subject to the imposition of any Resolution Measure) together with any accrued and unpaid interest to (but excluding) the date set for redemption if there is a change in the regulatory classification of the Subordinated Notes that would be likely to result in (i) its exclusion in full or in part from our own funds under the CRR or any successor legislation, other than for reasons of an amortization in accordance with Article 64 CRR, or (ii) their reclassification as a lower quality of our own funds than as of the Issue Date, provided that the conditions in Article 78(4)(a) CRR are met, pursuant to which our competent supervisory authority may permit any such redemption only if it considers the change in the regulatory classification to be sufficiently certain and is satisfied that the regulatory reclassification of the Subordinated Notes was not reasonably foreseeable at the Issue Date. Notice of such redemption will be given to the holders of the Subordinated Notes upon not less than 30 and not more than 60 days prior to the date of redemption. Any such notice will be given in accordance with the section “—Notices” of this prospectus supplement only after our having received the consent of our competent supervisory authority. Subject to the section “—Resolution Measures”, such notice will be irrevocable and shall state the date set for redemption and the reason for redemption.

Repurchase

Any redemption or repurchase of the Subordinated Notes prior to their scheduled maturity requires the prior consent of our competent supervisory authority. If the Subordinated Notes are redeemed or repurchased by us otherwise than in the circumstances described above and under “—Redemption; Repurchase,” then the amounts redeemed or paid must be returned to us irrespective of any agreement to the contrary unless our competent supervisory authority has given its consent to such early redemption or repurchase.

Subject to the limits described above, we may purchase Subordinated Notes in the open market or otherwise and at any price with the prior consent of our competent supervisory authority. Subordinated Notes purchased by us may, at our option, be held, resold or surrendered to the agents for cancellation.

Event of Default

An “Event of Default” with respect to the Subordinated Notes means the opening of insolvency proceedings against us by a German court having jurisdiction over us.

There are no other events of default under the Subordinated Notes. In particular, neither non-viability (as defined under the laws governing the supervision of financial institutions, as applicable in the Federal Republic of Germany) nor the imposition of a Resolution Measure will constitute an Event of Default with respect to the Subordinated Indenture or the Subordinated Notes.

If an Event of Default occurs or is continuing, the Trustee or the holder or holders of not less than 33 1⁄3% in aggregate principal amount of all outstanding subordinated debt securities issued under the Base Subordinated Indenture, voting as one class, by notice in writing to us, may declare the principal amount of the Subordinated Notes and interest accrued thereon to be due and payable immediately in accordance with the terms of the Subordinated Indenture.

If we do not make payments of principal of, interest on, or other amounts owing under the Subordinated Notes when due for reasons other than (i) pursuant to the subordination provisions of the Subordinated Notes or (ii) due to a Resolution Measure, we will be in default on our obligations under the Subordinated Indenture. In such case, the Trustee and the holders of the Subordinated Notes may take action against us, but they may not accelerate the maturity of the Subordinated Notes. If we fail to make any payments of principal of, interest on or other amounts owing under the Subordinated Notes when due (i) pursuant to the subordination provisions of the Subordinated Notes or (ii) due to a Resolution Measure, the Trustee and the holders of the Subordinated Notes will not be permitted to take such action. Moreover, in the event of a Resolution Measure, you may permanently lose the right to the affected amounts, and you (including beneficial owners) will, by acquiring any Notes, be bound, and will be deemed to have consented, as provided under “—Resolution Measures—Deemed Agreement to Resolution Measures.” Furthermore, if we become subject to German insolvency proceedings, the Trustee and holders of the Subordinated Notes will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Upon the occurrence of any Event of Default or any default in the payment of principal of, interest on, or other amounts owing under the Subordinated Notes, we will give prompt written notice to the Trustee. In accordance with the Subordinated Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Subordinated Notes whether in connection with any breach by us of our obligations under the Subordinated Notes, the Subordinated Indenture or otherwise, by such judicial proceedings as the Trustee will deem most effective, provided that we will not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on the Subordinated Notes prior to any date on which the principal of, or any interest on, the Subordinated Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against us will be available to the Trustee or the holders of the Subordinated Notes whether for the recovery of amounts owing in respect of such Subordinated Notes or under the Subordinated Indenture or in respect of any breach by us of our obligations under the Subordinated Indenture or in respect of the Subordinated Notes, except that the Trustee and the holders will have such rights and powers as they are required to have under the Trust Indenture Act, and provided that any payments are subject to the subordination provisions of the Subordinated Notes and the Subordinated Indenture, and the imposition of any Resolution Measure.

Waiver of Right to Set-Off

By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the Subordinated Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder) that they might otherwise have against us, whether before or during our winding up or administration, and no holder may set off its claims arising under the Subordinated Notes against any of our claims.

No Collateral or Guarantee

No collateral or guarantee shall be provided at any time to secure claims of the holders under the Subordinated Notes. Any collateral or guarantee already provided or granted in the future in connection with our other liabilities may not be used for claims under the Subordinated Notes.

Further Issues

We may, from time to time, without the consent of the holders of the Subordinated Notes, issue additional notes under the Subordinated Indenture having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, may constitute a single series of securities under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes, such additional notes must either (i) be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) be otherwise issued in a qualified reopening for U.S. federal income tax purposes. There is no limitation on the amount of notes or other debt securities that we may issue under the Subordinated Indenture.

Replacement of Subordinated Notes

At the expense of the holder, we may, in our discretion, replace any Subordinated Notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated Subordinated Notes must be delivered to the trustee, the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the Subordinated Notes must be delivered to us, the paying agent, the registrar and the trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered Subordinated Notes, and the Trustee may be required before a replacement Subordinated Note will be issued.

Notices

Notices to be given to holders of Subordinated Notes represented by a global note will be given only to the Depositary, as the registered holder, in accordance with its applicable policies as in effect from time to time. We expect that any such notices will be passed on by the Depositary to the beneficial owners of interests in the Subordinated Notes in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator. Notices to be given in respect of Subordinated Notes held in street name will be given only to the bank, broker or other financial institution in whose name the Subordinated Notes are registered, and not the owner of any beneficial interests. Notices to be given to holders of certificated (i.e., definitive) Subordinated Notes will be sent by mail to the respective addresses of the holders as they appear in the note register, and will be deemed given when mailed.

Modifications of the Subordinated Indenture

Modification Without Consent of Holders

Subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the Subordinated Notes as Tier 2 capital, we and the Trustee may enter into supplemental indentures without the consent of the holders of the Subordinated Notes to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of the Subordinated Notes;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	evidence the acceptance of appointment by a successor trustee; and

•	give effect to any variation to the terms of the Subordinated Notes as a result of the imposition of any Resolution Measure.

Modification Requiring Consent of Each Holder

We and the trustee may not make any of the following changes to any outstanding Subordinated Note without the consent of each holder that would be affected by such change:

•	change the Maturity Date;

•	reduce the principal amount;

•	reduce the interest rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal or interest is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	impair the right of any holder of Subordinated Notes to institute suit for enforcement of any payment on the Subordinated Notes when due;

•	modify the ranking of the Subordinated Notes in a manner adverse to the holders thereof; or

•	reduce the percentage of securities, the consent of whose holders is required for modification of the Base Subordinated Indenture, the Third Supplemental Subordinated Indenture or the Fourth Supplemental Indenture.

Any such change will be subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the Subordinated Notes as Tier 2 capital.

Modification With Consent of Holders of a Majority

Subject to the prior consent of our competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the Subordinated Notes as Tier 2 capital, we and the trustee may make any other change to Base Subordinated Indenture, the Third Supplemental Subordinated Indenture and/or the Fourth Supplemental Subordinated Indenture, and to the rights of the holders of the securities issued under each, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding securities issued under each respective indenture, in each case voting as one class.

Governing Law

The Subordinated Notes and the Subordinated Indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions of each of the Subordinated Notes and the Subordinated Indenture, which will be governed by and construed in accordance with German law, and except as may otherwise be required by mandatory provisions of law.

Listing

The Subordinated Notes will not be listed on any securities exchange.

THE DEPOSITARY

The Depository Trust Company, New York, New York will be designated as the depositary for each registered global note. Each registered global note will be registered in the name of Cede & Co., the Depositary’s nominee.

What Is the Depositary? The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. The Depositary’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary’s book-entry system is also available to others, including both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

Beneficial Ownership Interests and the Depositary’s Book-Entry System. Purchases of the Subordinated Notes under the Depositary’s system must be made by or through its direct participants, which will receive a credit for the Subordinated Notes on the Depositary’s records. The ownership interest of each actual purchaser of each Subordinated Note (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Subordinated Notes are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Subordinated Notes, except in the event that use of the book-entry system for the Subordinated Notes is discontinued.

To facilitate subsequent transfers, all Subordinated Notes deposited with the Depositary are registered in the name of Cede & Co, or such other name as may be requested by the Depositary. The deposit of Subordinated Notes with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Subordinated Notes; the Depositary’s records reflect only the identity of the direct participants to whose accounts the Subordinated Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Notices and Communications. Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Voting. Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the Subordinated Notes unless authorized by a direct participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the Subordinated Notes are credited on the record date.

Payments. Redemption proceeds, distributions, and other payments on the Subordinated Notes will be made to Cede & Co or such other nominee as may be requested by the Depositary. The Depositary’s practice is to credit direct participants’ accounts upon the Depositary’s receipt of funds or other property and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the Depositary’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of the Depositary or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements that may be in effect from time to time. Payments of redemption proceeds, distributions, and other payments to Cede & Co. or such other nominee as may be requested by the Depositary are our responsibility or the responsibility of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Discontinuance of the Depositary. The Depositary may discontinue providing its services as depositary with respect to the Subordinated Notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered. See “Forms of Securities—Global Securities” in the accompanying prospectus.

We may decide to discontinue use of the system of book-entry transfers through the Depositary or any successor depositary. In that event, security certificates will be printed and delivered. See “Forms of Securities—Global Securities” in the accompanying prospectus.

According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The information in this section concerning the Depositary and its book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The Depositary may change or discontinue the foregoing procedures at any time. See “Forms of Securities” in the accompanying prospectus for additional information about the form of the Subordinated Notes.

BOOK-ENTRY, DELIVERY AND FORM

The Subordinated Notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the registered global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the registered global notes held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositaries, which in turn will hold such interests in the registered global notes in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, N.A., acting in this depositary capacity, as the “U.S. depositary” for the relevant clearing system. Except as set forth below, the registered global notes may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, “Clearstream, Luxembourg customers,” and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides to Clearstream, Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

Distributions with respect to the Subordinated Notes held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

The Euroclear operator advises that the Euroclear System was created in 1968 to hold securities for its participants, “Euroclear participants,” and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator, a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear operator is regulated and examined by the Belgian Financial Services and Markets Authority and the National Bank of Belgium.

The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

The Euroclear operator provides Euroclear participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and related services.

Non-participants of Euroclear may acquire, hold and transfer book-entry interests in Subordinated Notes through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Subordinated Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the “terms and conditions.” The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Subordinated Notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear operator.

Although the Euroclear operator has agreed to the procedures provided below in order to facilitate transfers of securities among Euroclear participants and between Euroclear participants and participants of other intermediaries, it is under no obligation to perform or continue to perform in accordance with such procedures, and such procedures may be modified or discontinued at any time.

Investors electing to acquire securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Investors electing to acquire, hold or transfer securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions of such securities.

Investors who are Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with the Euroclear operator. Investors who are not Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in these securities through accounts with Euroclear.

The Euroclear operator further advises that investors that acquire, hold and transfer interests in securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

The Euroclear operator further advises that, under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator’s records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.

Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

Individual certificates in respect of the Subordinated Notes will not be issued in exchange for the registered global notes, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global notes or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Subordinated Notes represented by registered global notes upon delivery of those registered global notes for cancellation.

Title to book-entry interests in the Subordinated Notes will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the Subordinated Notes may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the Subordinated Notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the Subordinated Notes among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

A further description of the Depositary’s procedures with respect to the registered global notes is set forth in this prospectus supplement under “The Depositary.” The Depositary has confirmed to us, DBSI and the Trustee that it intends to follow those procedures.

Global Clearance and Settlement Procedures

Initial settlement for the Subordinated Notes offered on a global basis will be made in immediately available funds. Secondary market trading between the Depositary’s participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the Subordinated Notes to or receiving interests in the Subordinated Notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in the Subordinated Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the Subordinated Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the Subordinated Notes by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the Subordinated Notes among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences of ownership and disposition of the Subordinated Notes. It applies to you only if you hold the Subordinated Notes as capital assets. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes or a partner therein, or a person holding a note as a part of a “straddle” or other hedging transaction.

This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this prospectus supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or foreign tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a Subordinated Note and are an individual who is a citizen or resident of the United States, a domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the Subordinated Notes. You are a “non-U.S. holder” if you are not a U.S. holder.

Tax Consequences to U.S. Holders

Payments of Interest

Amounts that are denominated as interest paid on a Subordinated Note (including any Additional Amounts) (“Coupon Payments”) generally will be taxable to you as ordinary income at the time they accrue or are received, in accordance with your method of accounting for U.S. federal income tax purposes. It is expected that the Subordinated Notes will not be considered to be issued with original issue discount (“OID”) for U.S. federal income tax purposes in excess of a de minimis amount, and this disclosure assumes as such. In general, however, if the Subordinated Notes are issued with OID in excess of a de minimis amount, you will be required to include any such OID in income for U.S. federal income tax purposes as it accrues, before the receipt of cash payments attributable to this income.

Taxable Disposition of a Subordinated Note

Upon the taxable disposition of a Subordinated Note (including early redemption or settlement at maturity), you will recognize U.S.-source taxable gain or loss equal to the difference between the amount realized and your basis in the Subordinated Note. For this purpose, the amount realized generally does not include any amount attributable to accrued interest, which generally will be treated as a payment of interest as described above under “—Payments of Interest.” Your basis in a Subordinated Note will generally equal your initial investment in that Subordinated Note. In general, gain or loss realized upon the taxable disposition of a Subordinated Note will be capital gain or loss and will be long-term capital gain or loss if you have held the Subordinated Note for more than one year. The deductibility of capital losses is subject to limitations.

Tax Consequences to U.S. Holders and Non-U.S. Holders

FATCA

As a result of FATCA and related intergovernmental agreements, you may be required to provide information and tax documentation regarding your tax identity as well as that of your direct and indirect owners. It is also possible that FATCA may impose a withholding tax of 30% on Coupon Payments to certain non-U.S. entities (including financial intermediaries) as well as the proceeds of taxable dispositions of the Subordinated Notes, unless various U.S. information reporting and due diligence requirements have been satisfied. This withholding tax will not apply to payments made and proceeds received before January 1, 2019, and the timing and mechanics of its application after that date are uncertain at this time. The reporting and diligence requirements of the FATCA regime, which are potentially quite burdensome, generally relate to determining whether interests in or accounts with such non-U.S. entities are owned by U.S. persons. Accordingly, you may be required to provide a U.S. tax form or other documentation in order to certify your status under FATCA. As described under “Description of the Subordinated Notes—Payment of Additional Amounts,” we will not pay Additional Amounts on account of any withholding tax imposed by FATCA.

Germany has entered into an intergovernmental agreement with the United States relating to FATCA (the “US-German IGA”). Pursuant to the US-German IGA and applicable German laws or regulations implementing the US-German IGA, the Bank may be required to comply with certain reporting requirements. You therefore may be required to provide information and tax documentation regarding your identity, as well as that of your direct and indirect owners, and this information may be reported to the German tax authorities and ultimately the U.S. Internal Revenue Service. Assuming the Subordinated Notes are treated as debt for U.S. federal income tax purposes and are not materially modified on or after the applicable “grandfathering date,” payments on the Subordinated Notes will not be subject to FATCA withholding. The applicable grandfathering date is the later of January 1, 2019 or the date that is six months after the date on which final U.S. Treasury regulations defining the term “foreign passthru payment” are filed with the Federal Register.

FATCA is particularly complex. You are encouraged to consult with your own tax advisors regarding the possible implications of FATCA for your investment.

Information Reporting and Backup Withholding

Payments in respect of the Subordinated Notes may be subject to information reporting. These amounts may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

The U.S. federal income tax discussion set forth above does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances. You should consult your tax adviser regarding the application of U.S. federal tax laws in your particular circumstances, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

TAXATION BY GERMANY OF NON-RESIDENT HOLDERS

The following is a general discussion of certain German tax consequences of the acquisition, ownership and disposition of the Subordinated Notes by a holder that is not tax resident in Germany and that purchases the Subordinated Notes in their initial offering. This summary is based on the laws and administrative guidance that is in force in the Federal Republic of Germany as of the date of this document. These rules are subject to change, possibly with retroactive effect. This discussion does not purport to be a complete, exhaustive or final summary of the tax rules and practice currently applicable in Germany. You should obtain individual tax advice as to the tax consequences in your own particular circumstances of the acquisition, holding, disposition and repayment of the Subordinated Notes.

Income from Subordinated Notes. Interest that we pay on the Subordinated Notes and capital gains derived by you on the sale or other disposition of the Subordinated Notes are generally not subject to tax in Germany if you are not a German tax resident. German tax residents are individuals that have their residence or their customary place of abode in Germany and corporations that maintain their statutory seat or place of management in Germany. In certain limited cases, you will, however, be subject to tax in Germany with respect to interest payments and capital gains derived from the Subordinated Notes even though you are not a German tax resident, in particular if (i) you hold the Subordinated Notes as business assets of a German permanent establishment (including a permanent representative in Germany) or (ii) the interest payments or capital gains are connected with other German source income (such as the letting and leasing of property in Germany).

German Withholding Tax. Subordinated Notes held by a holder that is not tax resident in Germany should generally not be subject to German withholding tax. If you are not a German tax resident but your Subordinated Notes are kept in a German securities deposit account with or are administered by a German bank or a German financial services institution (including German branches of foreign institutions but excluding foreign branches of German institutions), a German securities trading enterprise or a German securities trading bank (any of them referred to as the “Disbursing Agent”), the Disbursing Agent has to withhold tax on interest payments and capital gains at a rate of 25% (plus 5.5% solidarity surcharge thereon, resulting in an aggregate withholding rate of 26.375%) if you are subject to tax with respect to such income in Germany (as described above). The withholding tax can generally be credited as prepayment against the German corporate or personal income tax liability (if any) and refunded in the amount of any excess. Further, withholding tax will be levied by the Disbursing Agent if you fail to provide sufficient evidence of the fact that you are not subject to tax with respect to such income in Germany.

Other Taxes. No estate or gift taxes will arise as a result of the transfer of the Subordinated Notes under the laws of the Federal Republic of Germany unless (i) you or the beneficiary (e.g., heir or donee) are resident in Germany, (ii) you are a German citizen and you have not lived for more than 5 consecutive years outside Germany without maintaining a German residence or (iii) you hold the Subordinated Notes as part of a business property for which a permanent establishment is maintained in Germany or for which a permanent representative in Germany has been appointed. No stamp, issue, registration or similar taxes or duties will be payable in Germany in connection with the issuance, delivery or execution of the Subordinated Notes.

Financial Transaction Tax. The European Commission has published a proposal for a Directive for a common financial transaction tax. Such proposal remains the subject of negotiations between participating member states of the European Union, including Germany, and may, if implemented, apply to certain dealings in the Subordinated Notes. Investors are advised to seek their own professional advice in relation to the financial transaction tax.

U.S.-Germany Intergovernmental Agreement. Germany signed an intergovernmental agreement with the United States (the “US-German IGA”) regarding the implementation of FATCA, under which certain disclosure requirements will be imposed in respect of certain investors in the Subordinated Notes who are, or are entities that are controlled by one or more individuals who are, residents or citizens of the United States, unless an exemption applies.

Certain due diligence obligations will also be imposed. Where applicable, information that will need to be disclosed will include certain information about investors in the Subordinated Notes, the ultimate beneficial owners and/or controllers, and their investment in and return from the Subordinated Notes. Under the terms of the US-Germany IGA, German resident financial institutions that comply with the due diligence and reporting requirements of Germany’s domestic legislation will be treated as compliant with FATCA and, as a result, should not be subject to FATCA withholding on payments they receive and should not be required to withhold under FATCA on payments they make.

Common Reporting Standard. The Organisation for Economic Co-Operation and Development released the Common Reporting Standard (“CRS”) designed to create a global standard for the automatic exchange of financial account information, similar to the information to be reported under FATCA. On October 29, 2014, 51 jurisdictions signed the Multilateral Competent Authority Agreement (the “Multilateral Agreement”) that activates this automatic exchange of FATCA-like information in line with the CRS. Since then, further jurisdictions have signed the multilateral Agreement and in total over 100 jurisdictions have committed to adopting the CRS. Further, new mandatory automatic exchange of financial account information are implemented under Council Directive 2011/16/EU on Administrative Cooperation in the Field of Taxation (as amended) (the “DAC”). Under the CRS and legislation enacted in Germany to implement the CRS and DAC, certain disclosure requirements will be imposed in respect of certain investors in the Subordinated Notes who are, or are entities that are controlled by one or more individuals who are, residents of any of the jurisdictions that have adopted the CRS, unless a relevant exemption applies. Where applicable, information that would need to be disclosed will include certain information about investors in the Subordinated Notes, the ultimate beneficial owners and/or controllers, and their investment in and returns from the Subordinated Notes.

All prospective investors should consult with their own tax advisors regarding the possible implication of FATCA, CRS, DAC and other similar legislation and/or regulations on their investment in the Subordinated Notes.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Subordinated Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans unless exemptive relief is available under a statutory or administrative exemption. Such Parties in Interest could include, without limitation, us, the agents, the Depositary or any of our or their respective affiliates. Parties in Interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Thus, a plan fiduciary considering an investment in the Subordinated Notes should also consider whether such investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For example, the Subordinated Notes might be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a Party in Interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Subordinated Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Subordinated Notes and related lending transactions, provided that neither the Party in Interest nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Subordinated Notes.

Accordingly, the Subordinated Notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

The fiduciary investment considerations summarized above generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”). However, these Non-ERISA Arrangements may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“Similar Laws”). The fiduciaries of plans subject to Similar Laws should also consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws.

Each purchaser or holder of the Subordinated Notes or any interest therein shall be deemed to have represented and warranted, on each day such purchaser or holder holds such Subordinated Notes, that (1) either (a) it is not a Plan or a Non-ERISA Arrangement and it is not purchasing or holding such Subordinated Notes on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement or (b) its purchase, holding and disposition of such Subordinated Notes does not and will not constitute or otherwise result in a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code (or, in the case of a Non-ERISA Arrangement, a non-exempt violation of any Similar Laws); (2) (a) it is not relying on this Prospectus Supplement as constituting investment advice, (b) neither we nor any of our affiliates is a “fiduciary” (within the meaning of section 3(21) of ERISA or, with respect to a Non-ERISA Arrangement, any definition of “fiduciary” under Similar Laws) with respect to the purchaser or holder in connection with any purchase or holding of the Subordinated Notes, or as a result of any exercise by us or any of our affiliates of any rights in connection with the Subordinated Notes and (c) the purchaser or holder of the Subordinated Notes has made an independent investment decision with respect to an investment in the Subordinated Notes; and (3) it will not sell or otherwise transfer the Subordinated Notes or any interest therein otherwise than to a purchaser or transferee that is deemed to make these same representations, warranties and agreements with respect to its acquisition, holding and disposition of the Subordinated Notes.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the Subordinated Notes on behalf of any Plan or Non-ERISA Arrangement consult with their counsel prior to purchasing the Subordinated Notes.

The Subordinated Notes are contractual financial instruments. The financial exposure provided by the Subordinated Notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Subordinated Notes. The Subordinated Notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Subordinated Notes.

Each purchaser or holder of any Subordinated Notes acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon anything contained in this discussion or in the Prospectus Supplement generally as investment advice or on us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Subordinated Notes, (B) the purchaser or holder’s investment in the Subordinated Notes, (C) the holding of the Subordinated Notes, or (D) the exercise of or failure to exercise any rights we or our affiliate have under or with respect to the Subordinated Notes;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with our obligations under the Subordinated Notes;

(iii)	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be investment advice.

Each purchaser and holder of the Subordinated Notes has exclusive responsibility for ensuring that its purchase, holding and disposition of the Subordinated Notes does not and will not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or any applicable Similar Laws. The sale of any Subordinated Notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters for the offering named below, which we refer to as the “Underwriters,” have entered into a purchase agreement with respect to the Subordinated Notes. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally agreed to purchase the respective principal amounts of the Subordinated Notes indicated opposite such Underwriter’s name in the following table.

Underwriters	Principal Amount of Subordinated Notes
Deutsche Bank Securities Inc.	$
$
$
$
$
$
$
$
$
$
$
$
$
$

Total	$

The purchase agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all the Subordinated Notes offered by this prospectus supplement if any of these Subordinated Notes are purchased.

Subordinated Notes sold by the Underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the Subordinated Notes are not sold at the initial public offering price, the Underwriters may change the offering price and the other selling terms.

The Underwriters will receive compensation in connection with the sale of the notes of             % or $                 per $200,000 principal amount of Subordinated Notes. The Underwriters may also sell the Subordinated Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and/or the purchasers of the Subordinated Notes for whom they may act as agent, and such compensation received by such dealers will not be in excess of the selling concession the Underwriters receive from us. In connection with the sale of the Subordinated Notes, the Underwriters may receive commissions from the purchasers of the Subordinated Notes for whom they may act as agent. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Subordinated Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the notes by them may be deemed to be underwriting discounts or commissions.

It is expected that delivery of the Subordinated Notes will be made against payment on or about                 , 2017, which will be the third New York business day following the date of pricing of the Subordinated Notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Subordinated Notes on the date of this prospectus supplement or the next succeeding New York business days will be required, by virtue of the fact that the Subordinated Notes initially will settle in T+3, to specify any alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Subordinated Notes who wish to make such trades should consult their own advisor.

The Subordinated Notes will not be listed on any securities exchange. The Subordinated Notes are a new issue of securities with no established trading market. The Underwriters may or may not make a market in the Subordinated Notes but, in any case, are not obligated to do so and may discontinue market making at any time without notice. In addition, any market-making activities entered into will be subject to the limits imposed by the Securities Act and the Exchange Act. No assurance can be given as to the liquidity of the trading market for the Subordinated Notes.

The Subordinated Notes will settle through the facilities of the Depositary and its participants (including Clearstream, Luxembourg and Euroclear). The CUSIP number for the Subordinated Notes is              and the ISIN is US            .

Certain of the Underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of FINRA.

We estimate that our total expenses for the offering, excluding underwriting commissions will be approximately $            .

We have agreed to indemnify the several Underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments which the Underwriters and such persons may be required to make as a result of such liabilities.

Conflicts of Interest

Deutsche Bank Securities Inc., which we refer to as “DBSI,” is a wholly owned indirect subsidiary of ours. Because DBSI is both an affiliate of ours and a member of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA,” any distribution of the Subordinated Notes offered hereby will be made in compliance with the applicable provisions of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the Subordinated Notes to any of its discretionary accounts without the prior written approval of the customer.

Following the initial distribution of the Subordinated Notes, each Underwriter may offer and sell those Subordinated Notes in the course of its business as a broker-dealer. An Underwriter may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The Underwriters may use this prospectus supplement in connection with any of those transactions. No Underwriter is obligated to make a market in any of the Subordinated Notes, and any Underwriter that does make a market may discontinue doing so at any time without notice.

In the ordinary course of business, the Underwriters and their respective affiliates have provided financial advisory, investment banking and general financing and banking services for us and our affiliates for customary fees, and may do so again in the future.

In connection with the offering, the Underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Stabilization Transactions and Short Sales

In order to facilitate the offering of the Subordinated Notes, the Underwriters may or may not engage in transactions that stabilize, maintain or otherwise affect the price of the Subordinated Notes or any other securities, the prices of which may be used to determine payments on the Subordinated Notes. Specifically, an Underwriter may sell more Subordinated Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Subordinated Notes for its own account. Such Underwriter must close out any naked short position by purchasing the Subordinated Notes in the open market. A naked short position is more likely to be created if an Underwriter is concerned that there may be downward pressure on the price of the Subordinated Notes in the open market after pricing that could adversely affect investors who purchase in the offering. The Underwriters may bid for, and purchase, the Subordinated Notes or any other securities in the open market to stabilize the price of the Subordinated Notes or of any other securities. The underwriting syndicate or lead Underwriter may also reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Subordinated Notes in the offering, if the syndicate or lead Underwriter repurchases previously distributed Subordinated Notes to cover syndicate short positions or to stabilize the price of the Subordinated Notes. Any of these activities may raise or maintain the market price of the Subordinated Notes above independent market levels or prevent or retard a decline in the market price of the Subordinated Notes. The Underwriters are not required to engage in these activities, and may end any of these activities at any time. However, Deutsche Bank Securities Inc. will not engage in such transactions to the extent it is restricted from doing so due to applicable European capital regulations.

The Underwriters also may impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because such Underwriter or its affiliates have repurchased notes sold by or for the account of such Underwriter in stabilizing or short covering transactions.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area (each, a “Member State”), an offer to the public of any Subordinated Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in the Member State except that an offer to the public in that Relevant Member State may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer;

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Subordinated Notes referred to in (b) or (c) above shall require us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Subordinated Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Subordinated Notes to be offered so as to enable an investor to decide to purchase or subscribe the Subordinated Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Member State) and includes any relevant implementing measure in the Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This European Economic Area selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The Subordinated Notes may not be offered or sold directly or indirectly within the borders of the People’s Republic of China (“PRC,” which, for such purposes, does not include the Hong

Kong or Macau Special Administrative Regions or Taiwan) or to any resident of the PRC. This prospectus supplement and any other offering material relating to the Subordinated Notes, which has not been and will not be submitted to or approved/verified by or registered with any relevant governmental authorities in the PRC (including but not limited to the China Securities Regulatory Commission), may not be supplied to the public in the PRC or used in connection with any offer for the subscription or sale of the Subordinated Notes in the PRC. This prospectus supplement and any other offering material relating to the Subordinated Notes do not constitute an offer to sell or the solicitation of an offer to buy any securities in the PRC. The Subordinated Notes may only be offered or sold to PRC investors that are authorized to engage in the purchase of Subordinated Notes of the type being offered or sold, including but not limited to those that are authorized to engage in the purchase and sale of foreign exchange for itself and on behalf of its customers and/or purchase and sale of government bonds or financial bonds and/or purchase and sale of debt securities denominated in foreign currency other than stocks. Investors in the PRC are responsible for obtaining all relevant approvals/licenses, verification and/or registrations themselves from relevant governmental authorities (including but not limited to the China Securities Regulatory Commission), and complying with all relevant PRC regulations, including, but not limited to, all relevant foreign exchange regulations and/or foreign investment regulations.

Hong Kong

The Subordinated Notes may not be offered or sold by means of any document, including this prospectus supplement, other than (i) in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, and no advertisement, invitation or document relating to the Subordinated Notes has been or may be issued or has been or may be in the possession of any person for the purpose of being issued (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Subordinated Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The Subordinated Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (act no. 25 of 1948, as amended; the “FIEA”). Accordingly, the Subordinated Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under item 5, paragraph 1, article 6 of the Foreign Exchange and Foreign Trade Act (act no. 228 of 1949, as amended)), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws and regulations of Japan.

The Subordinated Notes and the solicitation of an offer for acquisition thereof have not been and will not be registered under paragraph 1, article 4 of the FIEA. The Subordinated Notes may only be offered, sold, resold or otherwise transferred, directly or indirectly to, or for the benefit of, (i) a person who is not a resident of Japan or (ii) a Qualified Institutional Investor (“QII”) as defined in article 10 of the cabinet ordinance concerning definitions under article 2 of the FIEA (ordinance no. 14 of 1993, as amended) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws and regulations of Japan. A person who purchased or otherwise obtained the Subordinated Notes as a QII cannot resell or otherwise transfer the Subordinated Notes in Japan to any person except another QII. A person who purchased or otherwise obtained the Subordinated Notes as a non-QII may only resell or otherwise transfer all the Subordinated Notes held by such person at that time to one person.

Korea

The Subordinated Notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the Subordinated Notes may be offered or sold, directly or indirectly, in Korea or to any resident of Korea, or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), except as otherwise permitted under applicable laws and regulations.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Subordinated Notes may not be circulated or distributed, nor may the Subordinated Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where Subordinated Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Subordinated Notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Subordinated Notes described herein. In particular, this prospectus supplement as well as any other material relating to the offering contemplated by this prospectus supplement or the Subordinated Notes which are the subject of the offering contemplated by this prospectus supplement does not constitute an issue prospectus pursuant to article 652a and/or article 1156 of the Swiss Code of Obligations. The Subordinated Notes will not be listed on the SIX Swiss Exchange or any other exchange or regulated trading facility in Switzerland and, therefore, the documents relating to the Subordinated Notes including, but not limited to, this prospectus supplement do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. In particular, this prospectus supplement does not constitute a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other exchange or regulated trading facility in Switzerland.

This prospectus supplement and any other material relating to the Subordinated Notes is personal and confidential and does not constitute an offer to any other person. This prospectus supplement may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without the express consent of the Bank. This prospectus supplement as well as any other material relating to the Subordinated Notes may not be used in connection with any other offer and may not be copied and/or distributed to the public or otherwise made publicly available in, into or from Switzerland.

Taiwan

This prospectus supplement has not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations of Taiwan and the Subordinated Notes may not be issued, offered or sold within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Subordinated Notes in Taiwan. The Subordinated Notes may be made available outside Taiwan for purchase outside Taiwan by Taiwan residents, but may not be marketed, offered or sold in Taiwan.

United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act of 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Subordinated Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Subordinated Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each Underwriter has severally represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Subordinated Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Subordinated Notes in, from or otherwise involving the United Kingdom.

General

Each Underwriter has severally represented and agreed that it will not take any action (including without limitation, the possession or distribution of the accompanying prospectus, this prospectus supplement or any other offering document or any publicity or other material relating to the Subordinated Notes) in any country or jurisdiction outside of the United States where such action would (i) result in any violation of applicable law or (ii) cause the issuance of the Subordinated Notes to be considered an offering to the public under applicable law.

LEGAL MATTERS

Certain legal matters with respect to United States and New York law will be passed upon for the Bank by Cleary Gottlieb Steen & Hamilton LLP, Frankfurt am Main, Germany. Certain legal matters with respect to German law will be passed upon for the Bank by Group Legal Services of Deutsche Bank AG. Davis Polk & Wardwell London LLP will pass upon certain matters with respect to United States and New York law for the Underwriters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated balance sheets of Deutsche Bank Aktiengesellschaft and its subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows, for each of the years in the three-year period ended December 31, 2016, and the related notes, and the specific disclosures described in Note 1 to the consolidated financial statements as being part of the financial statements, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 appearing in our Annual Report on Form 20-F for the year ended December 31, 2016, are incorporated by reference herein in reliance upon the reports of KPMG AG Wirtschaftsprüfungsgesellschaft (which we refer to as “KPMG”), The Squaire, Am Flughafen, 60549 Frankfurt am Main, Germany, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

Registration Statement No. 333-206013

Rule 424(b)2

Deutsche Bank Aktiengesellschaft

$29,942,247,400

Ordinary Shares

Tradable Subscription Rights to Subscribe for Ordinary Shares

Capital Securities

Debt Securities

Warrants

Purchase Contracts

Units

We, Deutsche Bank Aktiengesellschaft, may, from time to time, offer any of the following securities:

•	ordinary shares of Deutsche Bank Aktiengesellschaft;

•	tradable subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft;

•	subordinated capital securities, which we refer to as “capital securities”;

•

debt securities that may consist of senior or subordinated debt securities, including debt securities convertible into, exchangeable for, or linked to one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items;

•

warrants or warrants in the form of subscription rights to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items;

•

purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items; and

•

units that may consist of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, warrants, purchase contracts, debt securities issued by Deutsche Bank Aktiengesellschaft and debt obligations or other securities of Deutsche Bank Aktiengesellschaft or an entity affiliated or not affiliated with Deutsche Bank Aktiengesellschaft.

This prospectus describes the general terms of these securities and the general manner in which the securities will be offered. The specific terms of any securities offered will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which the securities will be offered. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

Claims for payment or, if applicable, delivery in respect of the capital securities, debt securities, warrants, purchase contracts and units may be written down, be converted into ordinary shares or other instruments of ownership or become subject to other Resolution Measures (as defined herein). You may lose part or all of your investment if any Resolution Measure becomes applicable to us. For more information regarding the potential imposition of Resolution Measures by the competent resolution authority, please see “Resolution Measures” herein, as well as the risk factors beginning on page 13.

The ordinary shares of Deutsche Bank Aktiengesellschaft are listed on all the German stock exchanges (Frankfurt, Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart) as well as the New York Stock Exchange, where the ordinary shares trade under the symbol “DB.” Unless stated otherwise in a prospectus supplement, we will not list the other securities offered hereunder on any securities exchange.

These securities may be offered directly or to or through underwriters, agents or dealers, including Deutsche Bank Securities Inc. The names of any underwriters or agents will be included in the applicable prospectus supplement.

Investing in the securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

The date of this prospectus is April 27, 2016.

SUMMARY OF REGISTERED SECURITIES

Deutsche Bank Aktiengesellschaft, which we also refer to as the “Bank” or “we,” may offer any of the following securities: ordinary shares, tradable subscription rights to subscribe for ordinary shares, subordinated capital securities, debt securities, warrants, purchase contracts and units. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Ordinary Shares	We may offer ordinary shares.

Tradable

Subscription

Rights

We may issue tradable subscription rights that would entitle the holders to subscribe for ordinary shares. We will provide one or more prospectus supplements that describe the specific terms of any subscription rights offering, including, as applicable: the title of the subscription rights; the exercise price for the subscription rights; the number of subscription rights issued; the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date; the date on which the exercise of the subscription rights will commence, and the date on which the rights will expire; information regarding the trading of the subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradable; and any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights.

Capital Securities	We may issue subordinated capital securities, which we refer to as “capital securities.” We will provide one or more prospectus supplements that describe:

•	whether the capital securities will be issued by Deutsche Bank AG directly or through one of its branches;

•	the specific designation;

•	whether the capital securities qualify for regulatory capital treatment as additional tier 1 capital or otherwise;

•

the ranking of the capital securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the capital securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	whether the capital securities have a scheduled maturity, and if so, the date of maturity;

•	the interest rate or rates or the method by which the interest rate or rates, if any, will be determined and under what circumstances interest is payable;

•	the date from which interest accrues and the interest payment dates, if any;

•	provisions, if any, for the cancellation of all or any portion of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations in which we may be prohibited from making such payments;

•

provisions, if any, for write-downs (and related write-ups, if any) in the principal amount of the capital securities and the effect, if any, of such write-downs (and related write-ups, if any) on interest payable on such capital securities;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of ours, which we refer to as “Conversion Securities,” and, if so, the nature and terms of the Conversion Securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the capital securities in order to deliver cash proceeds to holders of capital securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the ratio of the capital securities to the Conversion Securities into which such capital securities may be converted;

•

whether we will issue the capital securities in registered form or bearer form or both and, if we are offering capital securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those capital securities in bearer form;

•	whether we will issue the capital securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

the terms on which holders of the capital securities may convert or exchange them into or for one or more securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, any of the foregoing; the terms on which conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities or other property, or any combination thereof, deliverable upon exchange, or the cash value thereof, may be adjusted;

•

information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date and/or currencies, commodities or securities of ours or entities that are or are not affiliated with us, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, to which the amount payable on that date is linked;

•	the identity of any agents for the capital securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the capital securities on any securities exchange;

•	whether the capital securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the capital securities and any terms required by or advisable under applicable laws or regulations.

The capital securities will be issued under the capital securities indenture dated November 6, 2014 among us, as issuer, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent, and the supplements thereto. We may amend, restate or replace the capital securities indenture from time to time. The capital securities indenture that governs our capital securities does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the capital securities indenture under the heading “Description of Capital Securities.” We encourage you to read the capital securities indenture, which is an exhibit to our registration statement, and the supplements thereto, which will be included as exhibits to our registration statement.

The capital securities will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. In the event of our dissolution, liquidation, insolvency or composition, or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to the claims of our unsubordinated creditors, the claims under our Tier 2 instruments (within the meaning of the CRR), and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung) so that in any such event no amounts will be payable in respect of the capital securities until the claims of such unsubordinated creditors, the claims under such Tier 2 instruments, and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full. Subject to this subordination provision, we may satisfy our obligations under the capital securities also from our other distributable assets (freies Vermögen). The capital securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the capital securities indenture and the capital securities also refer to such amended provisions or successor provisions.

Our payment obligations under the capital securities will rank pari passu with the claims against us under the support undertakings, subordinated guarantees and issuances listed in the applicable prospectus supplement.

Debt Securities	We may issue senior and subordinated debt securities. We will provide one or more prospectus supplements that describe:

•	whether the debt securities will be issued by Deutsche Bank AG, directly or through one of its branches;

•	the specific designation;

•	whether the debt securities are senior or subordinated;

•

whether we expect the senior debt securities to be classified as “Structured Debt Securities” or “Non-Structured Debt Securities” (as defined under “Description of Debt Securities” below) in a German insolvency proceeding or in the event of the imposition of Resolution Measures (as defined under “Resolution Measures” below) with respect to the issuer;

•

the ranking of the subordinated debt securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	whether the debt securities qualify for regulatory capital treatment and, if so, the category of capital for which they qualify;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of maturity thereof;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

whether the securities are convertible or exchangeable securities and the terms on which holders of the debt securities may exchange them into or for one or more securities of ours or other entities or other property, or the cash value thereof, and the specific terms of and period in which such conversion or exchange may be made;

•

if the amount of principal, premium, if any, and/or interest payable on any date may be determined with respect to any currencies, commodities or securities of us or other entities, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, the manner in which such amounts will be determined;

•	the identity of any agents for the debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the debt securities on any securities exchange;

•	whether the debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the debt securities and any terms required by or advisable under applicable laws or regulations.

The senior debt securities will be issued under the senior indenture dated November 22, 2006 among us, as issuer, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, as supplemented by the first supplemental senior indenture dated as of March 7, 2014, the second supplemental senior indenture dated as of January 1, 2015, the third supplemental senior indenture dated as of January 1, 2016, the fourth supplemental senior indenture dated as of March 15, 2016 and as may be further amended and supplemented from time to time. The subordinated debt securities will be issued under a subordinated indenture dated May 21, 2013 among us, as issuer, Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent, and the supplements thereto. We may amend, restate or replace the senior indenture and/or the subordinated debt indenture from time to time. The indentures that govern our debt securities do not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the indentures under the heading “Description of Debt Securities.” We encourage you to read the senior indenture (together with the supplements thereto) and the subordinated indenture, which are exhibits to our registration statement, and the supplements to the subordinated indenture, which will be included as exhibits to our registration statement.

The senior debt securities (and, in the case of senior debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and unsubordinated obligations and will rank equally and pari passu with the claims of all our other unsecured and unsubordinated creditors, subject to any statutory priority regime of the jurisdiction of our incorporation (or, in the case of senior debt securities issued by Deutsche Bank AG through a branch, of the jurisdiction where the branch is established) that provides certain claims will be satisfied first in a resolution or German insolvency proceeding with respect to the issuer. The senior debt securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

For each of our future issuances of subordinated debt securities, we intend to amend the subordinated indenture (via the relevant supplemental subordinated indenture or otherwise) to state that the subordinated debt securities (and, in the case of subordinated debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and subordinated obligations and will be subordinate to the claims of our unsubordinated creditors and will rank at least on parity with the claims of the holders of all our other subordinated indebtedness (except as otherwise provided by applicable law or the terms of any such other indebtedness) and in particular, they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the subordinated debt securities. The subordinated debt securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Warrants

We may offer warrants to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

In a prospectus supplement, we will inform you of the exercise price and describe other specific terms of the warrants, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the warrants by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. The warrants are our unsecured contractual obligations and will rank equally and pari passu with our other unsecured contractual obligations and with our unsecured and unsubordinated debt obligations, subject to any statutory priority regime of the jurisdiction of our incorporation (or, in the case of warrants issued by Deutsche Bank AG through a branch, of the jurisdiction where the branch is established) that provides certain claims will be satisfied first in a resolution or German insolvency proceeding with respect to the issuer. The warrants will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Purchase Contracts

We may offer purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the purchase contracts by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. Purchase contracts will not be contractually subordinated in priority of payment to our senior obligations.

Units

We may offer as units any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us, and debt obligations or other securities of an entity affiliated or not affiliated with us. In a prospectus supplement, we will describe the particular combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities and debt securities issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us, constituting any units and any other specific terms of the units. Units will not be contractually subordinated in priority of payment to our senior obligations.

Resolution Measures

Under the relevant resolution laws and regulations as applicable to us from time to time, the capital securities, debt securities and warrants may be subject to the powers exercised by the competent resolution authority to:

•

write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount or, if applicable, claims for delivery of any property in respect of the capital securities, debt securities or warrants;

•

convert the capital securities, debt securities or warrants into ordinary shares of (i) the issuer or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital; and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the capital securities, debt securities or warrants to another entity, (ii) the amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants or (iii) the cancellation of the capital securities, debt securities or warrants.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in a resolution proceeding. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the European Union directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms. For the avoidance of doubt, any non-payment or, if applicable, non-delivery by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the capital securities, debt securities or warrants, or under the capital securities indenture, the senior indenture, the subordinated indenture or the warrant agreement, as applicable, to make a payment of principal of, interest on or other amounts owing or, if applicable, deliverable under the capital securities, debt securities or warrants. By acquiring any capital securities, debt securities or warrants, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure or, with respect to any senior debt securities, increased losses incurred based on the new order of priority introduced by the Resolution Mechanism Act as described under “Description of Debt Securities” below. In addition, by your acquisition of any capital securities, debt securities or warrants, you waive (in the case of the capital securities and the debt securities, to the fullest extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and applicable law) any and all claims against the relevant trustee, the relevant agents and the warrant agent, as applicable, and agree not to initiate a suit against the relevant trustee, the relevant agents or the warrant agent in respect of, and agree that the relevant trustee, the relevant agents and the warrant agent will not be liable for, any action that the relevant trustee, the relevant agents or the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities, debt securities or warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” of this prospectus.

The application of any Resolution Measure to purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with such issuance.

Form

We may issue ordinary shares and tradable subscription rights to subscribe for ordinary shares in global registered form. In addition, we may issue capital securities, debt securities, warrants, purchase contracts and units, in each case in fully registered form or in bearer form and, in either case, in definitive form or global form.

Terms Specified in Prospectus Supplements

When we decide to sell particular securities, we will provide a prospectus supplement describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and the applicable prospectus supplement.

We will offer our ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants, purchase contracts and units to investors on terms determined by market and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, capital securities and debt securities and cash amounts payable under warrants or purchase contracts may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

Any prospectus supplement we provide will include the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States may include Deutsche Bank Securities Inc. or other affiliates of ours.

Branches

We may act directly through our principal office in Frankfurt or through one of our branch offices, such as our London branch, our New York branch, or such other branch as specified in the applicable prospectus supplement.

Conflicts of Interest

To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates. See “Plan of Distribution — Conflicts of Interest.”

ABOUT THIS PROSPECTUS

References in this prospectus to the “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include our other consolidated subsidiaries. In the sections of this prospectus entitled “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of Capital Securities,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units references to “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches), as issuer of the securities described in such sections.

References to “you” or “your” mean those who invest in the securities being offered, whether they are the direct holders or owners of beneficial interests in those securities. References to “holders” mean those who own securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through The Depository Trust Company or another depositary or in securities registered in street name. Owners of beneficial interests in the securities should read the section entitled “Forms of Securities.”

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in the prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. A prospectus supplement may add, modify or replace information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” beginning on page 10 of this prospectus before purchasing any securities.

Following the initial distribution of an offering of securities, certain affiliates of ours may offer and sell those securities in the course of their businesses. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

References to “EUR,” “€” and “euros” are to the euro, the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union. References to “USD,” “U.S. dollars,” “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an internet website that contains reports and other information regarding us that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information that we have filed with the SEC by reference to file number 001-15242.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Current Reports on Form 6-K we furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it (or any such portion) is incorporated by reference in this prospectus or the registration statement of which this prospectus forms a part. We incorporate by reference in this prospectus:

(1)	Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft for the year ended December 31, 2015, filed on March 11, 2016, which we also refer to as our “2015 Form 20-F.”

(2)	The Current Report on Form 6-K of Deutsche Bank Aktiengesellschaft dated March 15, 2016.

Upon request, we will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits thereto not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-00). Certain of these documents can also be obtained on our website http://www.deutsche-bank.com/ir under “Reporting and Events — Reports — SEC Filings.” Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Other information found at this website is not incorporated by reference in this document.

USE OF NON-GAAP FINANCIAL MEASURES

This document contains or incorporates by reference non-GAAP financial measures. Non-GAAP financial measures are measures of our historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”) in our financial statements.

Descriptions of non-GAAP financial measures we use and the adjustments made to the most directly comparable IFRS financial measures to obtain them are set forth in our 2015 Form 20-F and the other documents incorporated by reference herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplements, including the information incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan,” “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses to the conditions and environment referenced above;

•	the aspirations and targets we have announced in connection with our “Strategy 2020”;

•	the measures we intend to implement in connection with our “Strategy 2020”;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•

our success in implementing our strategic initiatives, including our “Strategy 2020”, and other responses to economic and business conditions and the legal and regulatory environment and realizing the benefits anticipated therefrom;

•	the impact on us of litigation, investigations and regulatory enforcement actions to which we are or may in the future become subject; and

•

other factors, including those we refer to in “Item 3: Key Information — Risk Factors” of our 2015 Form 20-F and elsewhere in the 2015 Form 20-F, this prospectus and any prospectus supplements, and others to which we do not refer.

RISK FACTORS

Your investment in the securities will involve certain risks. You should consider carefully the following risk factors together with the risk information contained in the relevant prospectus supplement, the relevant product supplement and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

For a discussion of the risk factors affecting Deutsche Bank AG and its business, see “Item 3: Key Information — Risk Factors” of the 2015 Form 20-F and our current and periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus. The following risk factors are additional to the risk factors included in that Form 20-F and those reports.

Securities May Be Subject to Resolution Measures and the Effects of the Resolution Mechanism Act

The securities may be written down, be converted into ordinary shares or other instruments qualifying as common equity tier 1 capital or become subject to other resolution measures. You may lose part or all of your investment if any such measure becomes applicable to us. Also, from January 1, 2017, in a resolution or German insolvency proceeding instituted with respect to the issuer, certain specifically defined senior unsecured debt instruments (such as some of the senior securities described in this prospectus) would rank junior to, without constituting subordinated debt, all other outstanding unsecured unsubordinated obligations of the issuer, and be satisfied only if all other senior unsecured obligations of the issuer have been paid in full. Such ranking might result in higher losses being allocated to the senior securities described in this prospectus than to other outstanding unsecured unsubordinated obligations of the issuer.

On May 15, 2014, the European Parliament and the Council of the European Union adopted a directive establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive”). The Bank Recovery and Resolution Directive required each member state of the European Union to adopt and publish by December 31, 2014 the laws, regulations and administrative provisions necessary to comply with the Bank Recovery and Resolution Directive. To implement the Bank Recovery and Resolution Directive, Germany adopted the Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz, or the “Resolution Act”), which became effective on January 1, 2015. The Bank Recovery and Resolution Directive and the Resolution Act provided national resolution authorities with a set of resolution powers to intervene in the event that a bank is failing or likely to fail and certain other conditions are met. From January 1, 2016, the power to initiate resolution measures applicable to significant banking groups (such as Deutsche Bank Group) in the European Banking Union has been transferred to the European Single Resolution Board (“SRB”) which, based on the European Union regulation establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund (“SRM Regulation”), works in close cooperation with the European Central Bank, the European Commission and the national resolution authorities.

Pursuant to the SRM Regulation, the Resolution Act and other applicable rules and regulations, the capital securities, debt securities and warrants are subject to the powers exercised by the competent resolution authority to write down, including write down to zero, the claims for payment of the principal amount, interest amount or any other amount or, if applicable, claims for delivery of any property in respect of the capital securities, debt securities or warrants, to convert the capital securities, debt securities or warrants into ordinary shares of (i) the issuer, (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital, or to apply any other resolution measure including, but not limited to, any transfer of the capital securities, debt securities or warrants to another entity, the amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants or a cancellation of the capital securities, debt securities or warrants. We refer to each of these measures pursuant to German and European law, as applicable to us from time to time in effect, as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive as implemented by the Resolution Act. The competent resolution authority may apply Resolution Measures individually or in any combination. Imposition of a Resolution Measure would likely occur if we become, or are deemed by the competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. The Bank Recovery and Resolution Directive and the Resolution Act are intended to eliminate the need for public support of troubled banks, and you should be aware that public support, if any, would only potentially be used by the competent supervisory authority as a last resort after having assessed and exploited, to the maximum extent practicable, the resolution tools, including the bail-in tool.

If a Resolution Measure is imposed, the competent resolution authority will have to exercise its powers in a way that results in (i) common equity tier 1 capital instruments (such as ordinary shares of Deutsche Bank AG) being written down first in proportion to the relevant losses, (ii) thereafter, the principal amount of other capital instruments (additional tier 1 capital instruments, such as those potentially issued under the capital securities indenture, and tier 2 capital instruments, such as those potentially issued under the subordinated indenture) being written down on a permanent basis or converted into common equity tier 1 capital instruments in accordance with their order of priority and (iii) thereafter, eligible liabilities – such as those under the senior debt securities and warrants – being written down or converted into common equity tier 1 capital instruments in accordance with a set order of priority.

The German law on the mechanism for the resolution of banks of November 2, 2015 (Abwicklungsmechanismusgesetz, or the “Resolution Mechanism Act”) provides that in a German insolvency proceeding of the issuer, certain specifically defined senior unsecured debt instruments (such as some of the senior securities described in this prospectus) would rank junior to, without constituting subordinated debt, all other outstanding unsecured unsubordinated obligations of the issuer, and be satisfied only if all such other senior unsecured obligations of the issuer have been paid in full. This prioritization would also be given effect if Resolution Measures are imposed on the issuer, so that obligations under debt instruments that rank junior in insolvency as described above would be written down or converted into common equity tier 1 instruments before any other senior unsecured obligations of such issuer are written down or converted. Debt instruments that rank junior to other senior obligations according to the Resolution Mechanism Act comprise bearer bonds, negotiable registered bonds and similar instruments which by their nature are tradable on the capital markets, as well as promissory notes and non-negotiable registered bonds which do not qualify as deposits, unless they are expressly exempted. A large portion of our liabilities consists of senior unsecured obligations that fall outside this statutory definition or are expressly exempted. Among those unsecured unsubordinated obligations that are expressly exempted are money market instruments and senior unsecured debt instruments whose terms provide that (i) the repayment or the amount of the repayment depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued or is settled in a way other than by monetary payment, or (ii) the payment of interest or the amount of the interest payments depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued unless the payment of interest or the amount of the interest payments solely depends on a fixed or floating reference interest rate and is settled by monetary payment.

This order of priority introduced by the Resolution Mechanism Act would apply in German insolvency proceedings instituted, or when Resolution Measures are imposed, on or after January 1, 2017 with effect for debt instruments of the issuer outstanding at that time. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer, the competent regulatory authority or court would determine which of our senior debt securities described in this prospectus have the terms described in clauses (i) or (ii) above, referred to herein as the “Structured Debt Securities,” and which do not, referred to herein as the “Non-Structured Debt Securities.” The relevant pricing supplement for each issuance will indicate whether we expect such issuance to be classified as Structured Debt Securities or Non-Structured Debt Securities, but the competent regulatory authority or court may classify such senior debt securities differently. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer, the Structured Debt Securities and the warrants are expected to be among the unsecured unsubordinated obligations that would bear losses after the Non-Structured Debt Securities as described above. The order of priority introduced by the Resolution Mechanism Act could lead to increased losses for the holders of Non-Structured Debt Securities if insolvency proceedings were initiated or Resolution Measures imposed on the issuer.

You would have no claim or other right against us arising out of any Resolution Measure, and we would have no obligation to make payments under the capital securities, debt securities or warrants following the imposition of a Resolution Measure. In particular, the imposition of any Resolution Measure will not constitute a default or an event of default under the capital securities, debt securities or warrants, or under the capital securities indenture, the senior indenture, the subordinated indenture or the warrant agreement, as applicable, or give you any other right to accelerate or terminate the capital securities, debt securities or warrants.

There is some uncertainty as to what protections, if any, will be available to holders of securities that are subject to a Resolution Measure and to the additional resolution powers that may be granted to the competent resolution authority. Under the Resolution Act, there are certain limited judicial proceedings available to challenge any Resolution Measure taken by the competent resolution authority. Limited judicial proceedings to challenge Resolution Measures under the SRM Regulation (including possible proceedings before the European Court of Justice) may also be available. However, it remains unclear what remedies may be available to holders commencing such proceedings. In addition, by your acquisition of the capital securities, debt securities or warrants, you waive (in the case of the capital securities and the debt securities, to the fullest extent permitted by the Trust Indenture Act and applicable law) any and all claims against the relevant trustee, the relevant agents and the warrant agent, as applicable, for, agree not to initiate a suit against the relevant trustee, the relevant agents or the warrant agent in respect of, and agree that the relevant trustee, the relevant agents and the warrant agent will not be liable for, any action that the relevant trustee, the relevant agents or the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities, debt securities or warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. The application of any Resolution Measure to the purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with such issuance.

The extent to which the principal amount of, or other amount payable or deliverable with respect to, any of the securities may be subject to a Resolution Measure may depend on a number of factors that may be outside our control, and it will be difficult to predict when, if at all, a Resolution Measure might become applicable to us in our individual case. Accordingly, secondary market trading in any of the securities may not follow the trading behavior associated with other types of securities issued by other financial institutions that may be or have been subject to a Resolution Measure. In addition, secondary market trading in any of the securities constituting Non-Structured Debt Securities may not follow the trading behavior associated either with Structured Debt Securities issued by us or with securities issued by other financial institutions that are not subject to the Resolution Mechanism Act or similar laws. You may lose part or all of your investment in the securities if a Resolution Measure becomes applicable to us, even though the capital securities, debt securities, warrants, purchase contracts and units are governed by New York law (other than their subordination provisions, if applicable, which are governed by German law).

Resolution Measures may become applicable to the capital securities, debt securities and warrants by operation of law even in the absence of explicit provisions, acknowledgments or waivers in the terms of the securities. The order of priority introduced by the Resolution Mechanism Act will apply in a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer instituted on or after January 1, 2017, with effect for debt instruments already outstanding at that time and without the need for explicit provisions, acknowledgments or waivers in the terms of the debt instruments affected thereby.

A Resolution Measure may apply to us if we become, or are deemed by the competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. Although the senior debt securities and warrants initially issued by us on or after January 1, 2015 include a contractual acknowledgment from holders of such securities that they are bound by and irrevocably consent to the imposition of any Resolution Measure, implementation of the Resolution Act and any other applicable rules and regulations (including the SRM Regulation) may result in the Resolution Measures becoming applicable by operation of law to senior debt securities and warrants issued prior to January 1, 2015 or to securities not otherwise including a contractual acknowledgment despite the absence of explicit provisions, acknowledgments or waivers in the terms of such securities. As a result, if a Resolution Measure is imposed on us, senior debt securities and warrants initially issued by us prior to January 1, 2015 or otherwise not including a contractual acknowledgment may be subject to such Resolution Measures and, by operation of law, written down, converted into ordinary shares of (i) the issuer, (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital, transferred to another entity, amended, modified, varied or cancelled. Furthermore, the order of priority introduced by the Resolution Mechanism Act, as described above, would apply in a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer commenced on or after January 1, 2017, with effect for debt instruments already outstanding at that time and without the need for explicit provisions, acknowledgments or waivers in the terms of the debt instruments affected thereby. The precise effects on our securities that may result from the implementation of the Resolution Act, the Resolution Mechanism Act and any other applicable rules and regulations (including the SRM Regulation) remain uncertain. You should consider the risk that you may lose some or all of your investment in such securities.

Exchange Rates and Exchange Controls May Affect the Securities’ Value or Return

Securities involving foreign currencies are subject to general exchange rate and exchange control risks.

An investment in a security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes resulting from market changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by governments. These risks generally depend on market forces and economic and political events over which we have no control.

Exchange rates will affect your investment.

In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur while you are a holder of any security. Depreciation against the U.S. dollar of the currency in which a security is payable would result in a decrease in the effective yield of the security below its interest rate, if any, and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that security.

We have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect the U.S. dollar-equivalent yields or payouts for securities denominated or payable in currencies other than U.S. dollars and currency-linked securities.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

Some foreign currencies may become unavailable.

Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security not denominated in U.S. dollars would not be available when payments on that security are due.

Alternative payment method used if payment currency becomes unavailable.

If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate.

Currency Conversions May Affect Payments on Some Securities.

The applicable pricing supplement may provide for payments on a non-U.S. dollar denominated security to be made in U.S. dollars or payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent identified in the pricing supplement will convert the currencies. You will bear the costs of conversion through deductions from those payments.

Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities.

The securities generally will be governed by and construed in accordance with the laws of the State of New York. Unlike many courts in the United States outside the State of New York, the courts in the State of New York customarily enter judgments or decrees for money damages in the foreign currency in which the securities are denominated. These amounts would then be converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. You would bear the foreign currency risk during litigation.

Additional risks specific to particular securities will be described in the applicable pricing supplement.

Exchange Rates

Our financial statements are expressed in euro, which is Germany’s currency. For convenience, we translate some amounts denominated in euro appearing in certain documents incorporated by reference herein into U.S. dollars. Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar equivalent of the euro amounts expressed in our financial statements and elsewhere. Past fluctuations in foreign exchange rates may not necessarily be predictive of future fluctuations.

The following table shows the period-end, high and low exchange rates for the euro, as published by the European Central Bank.

in U.S. $ per €	Period-end	High	Low
2016:
March	1.1385	1.1385	1.0856
April (through April 26)	1.1287	1.1432	1.1252

DEUTSCHE BANK AKTIENGESELLSCHAFT

Deutsche Bank Aktiengesellschaft is a stock corporation organized under the laws of Germany registered in the Commercial Register of the District Court in Frankfurt am Main under registration number HRB 30 000. Our registered office is in Frankfurt am Main. We maintain our head office at Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Deutsche Bank Aktiengesellschaft originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich. Pursuant to the Law on the Regional Scope of Credit Institutions, these were disincorporated in 1952 from Deutsche Bank, which had been founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on May 2, 1957.

We are the parent company of a group consisting of banks, capital market companies, fund management companies, a real-estate finance company, installment financing companies, research and consultancy companies and other German and non-German companies. We offer a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

We are one of the largest banks in Germany and one of the largest financial institutions in Europe and the world measured by total assets. As of December 31, 2015, on an audited basis, we had total assets of €1,629.1 billion, total liabilities of €1,561.5 billion and total shareholders’ equity of €62.7 billion, in each case on the basis of IFRS.

As of December 31, 2015, our share capital amounted to €3,530,939,215.36 million consisting of 1,379,273,131 ordinary shares of no par value, of which 1,378,898,267 were outstanding. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges and are listed on the New York Stock Exchange.

Please refer to our 2015 Form 20-F and the other documents incorporated by reference herein for additional information and financial statements relating to us.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Deutsche Bank AG is a German stock corporation (Aktiengesellschaft or AG), and its registered office and most of its assets are located outside of the United States. In addition, most of the members of our Management Board (Vorstand), our Supervisory Board (Aufsichtsrat), our senior management and the experts named herein are residents of Germany and jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against us or the members of our Management Board, Supervisory Board, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our Management Board, Supervisory Board, our senior management and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our Management Board, Supervisory Board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

RATIO OF EARNINGS TO FIXED CHARGES

The Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended December 31, 2015, 2014, 2013, 2012 and 2011 included as Exhibit 7.1 to our 2015 Form 20-F filed with the SEC on March 11, 2016 is hereby incorporated by reference.

CAPITALIZATION & INDEBTEDNESS

The Capitalization Table of Deutsche Bank AG as of December 31, 2015 included in our 2015 Form 20-F filed with the SEC on March 11, 2016 is hereby incorporated by reference. As of March 31, 2016, total debt declined by approximately €10 billion, or 5.8%, resulting in a corresponding change in total capitalization. Other than such decline, there have been no material changes in our capitalization and indebtedness from that set forth in such Capitalization Table.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

DESCRIPTION OF ORDINARY SHARES

For a summary of the material terms of our Articles of Association and applicable German corporate law in effect as of the date of this prospectus regarding our ordinary shares and the holders thereof, please refer to “Item 10: Additional Information — Memorandum and Articles of Association” in our 2015 Form 20-F. Our Articles of Association were most recently approved at the annual shareholders’ meeting held on May 21, 2015 and have been registered in the Commercial Register in Frankfurt am Main. This summary may not contain all of the information that is important to you. You should read the Articles of Association, which are incorporated herein by reference, to understand them fully.

Share Capital and Shares

As of December 31, 2015, our share capital amounted to €3,530,939,215.36 consisting of 1,379,273,131 no par value ordinary registered shares, each representing a notional par value of €2.56 in our share capital and carrying full dividend rights as from January 1, 2015. Thereof 374,864 ordinary shares, representing €959,651.84 of our share capital, were held by or on behalf of the Bank or one of its subsidiaries. All issued ordinary shares are fully paid up. Below is a reconciliation of the number of ordinary shares outstanding at the beginning of the year and as of December 31, 2015:

Number of ordinary shares	Total share capital issued and fully paid	Treasury shares (Shares held by or on behalf of the Bank or one of its subsidiaries)	Outstanding
Ordinary shares outstanding as of December 31, 2014	1,379,273,131	(260,182)	1,379,012,949

Capital increase	—	—	—
Ordinary shares issued under share-based compensation plans	—	—	—
Ordinary shares purchased for treasury	—	(326,647,008)	(326,647,008)
Ordinary shares sold or distributed from treasury	—	326,532,326	326,532,326

Ordinary shares outstanding as of December 31, 2015	1,379,273,131	(374,864)	1,378,898,267

According to our Articles of Association, all ordinary shares are issued in the form of registered shares. Shareholders are required to notify the Bank for registration in the share register and provide, in particular, where natural persons are concerned, their name, their address as well as their date of birth or, where legal persons are concerned, their registered name, their business address and their registered domicile, and in all cases the number of shares they hold. The entry in the Bank’s share register constitutes a prerequisite for attending and exercising voting rights at the shareholders’ meeting.

Stock Exchange Listing

Our shares have been admitted to the regulated market (Regulierter Markt) and the sub-segment of the regulated market with additional obligations arising from admission (Prime Standard) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) as well as to the regulated market of the six other German stock exchanges (Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart). In addition, our shares are listed on the New York Stock Exchange.

Transferability of Shares

The transferability of our ordinary shares is not restricted by law or our Articles of Association.

Development of the Share Capital Since 2013

As of December 31, 2012, our share capital amounted to €2,379,519,078.40 and was divided into 929,499,640 ordinary registered shares with no par value. Since December 31, 2012, our share capital has developed as follows:

•

On April 30, 2013, we issued 90,000,000 shares (with full dividend rights for the year 2012 and without subscription rights) from our authorized capital created in 2011 and our share capital was accordingly increased by €230,400,000.00. The capital increase was registered in the Commercial Register on May 2, 2013. Following this capital increase, our registered share capital amounted to €2,609,919,078.40 and was divided into 1,019,499,640 ordinary registered shares with no par value.

•

On June 5, 2014, we issued 59,931,506 shares (with full dividend rights for the year 2014 and without subscription rights) from our authorized capital created in 2013 and our share capital was accordingly increased by €153,424,655.36. The new shares were issued to Paramount Services Holdings Ltd., an investment vehicle ultimately beneficially owned and controlled by His Excellency Sheikh Hamad Bin Jassim Bin Jabor Al-Thani. The capital increase was registered in the Commercial Register on June 5, 2014. Following this capital increase, our registered share capital amounted to €2,763,343,733.76 and was divided into 1,079,431,146 ordinary registered shares with no par value.

•

On June 25, 2014, we issued 299,841,985 new registered no par value shares (common shares) against cash payments using authorized capital created in 2011 and 2013 and our share capital was accordingly increased by €767,595,481.60. The new shares were issued with full dividend rights for the year 2014 through subscription rights; 99.1% of the subscription rights were exercised, and thus 297,071,326 new shares were issued at a subscription price of €22.50 per share. The remaining 2,770,659 new shares were placed in Xetra trading at a weighted average price of €26.5837. The capital increase was registered in the Commercial Register on June 20, 2014. Following this capital increase, our registered share capital amounts to €3,530,939,215.36 and is divided into 1,379,273,131 ordinary registered shares with no par value.

For further information about our share capital (including a reconciliation of the number of ordinary shares outstanding at the beginning and end of each of 2014 and 2015), see note 34 to the consolidated financial statements in our 2015 Form 20-F.

Authorized Capital.

Our share capital may be increased by issuing new shares out of authorized capital against cash payments. Our authorized but unissued capital as of the date of this prospectus amounts to €1,760,000,000.00.

•

By resolution of our annual shareholders’ meeting dated May 21, 2015, the Management Board is authorized to increase our share capital on or before April 30, 2020, once or more than once, by up to a total of €352,000,000 through the issue of new shares against cash payments. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights in full if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price and the shares issued in accordance with Section 186(3) sentence 4 of the German Stock Corporation Act (Aktiengesetz) do not exceed in total 10 % of the share capital at the time the authorization becomes effective or — if the value is lower — at the time the authorization is utilized. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

•

By resolution of our annual shareholders’ meeting dated May 21, 2015, the Management Board is authorized to increase our share capital on or before April 30, 2020, once or more than once, by up to a total of €1,408,000,000 through the issue of new shares against cash payments. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

Conditional Capital.

Our conditional but unissued capital as of the date of this prospectus amounts to €486,400,000, divided as follows:

•

By resolution of our annual shareholders’ meeting dated May 31, 2012, our share capital is conditionally increased by up to €230,400,000 through the issuance of up to 90,000,000 new shares. Pursuant to this resolution, the conditional capital increase can only be carried out insofar as (a) the holders of conversion rights or option rights that are linked with participatory notes or convertible bonds or bonds with warrants to be issued on or before April 30, 2017, by us or our affiliates, based on the authorization granted to the Management Board by resolution of our annual shareholders’ meeting on May 31, 2012, make use of their conversion or option rights, or (b) the holders with conversion obligations of convertible participatory notes or convertible bonds to be issued on or before April 30, 2017, by us or our affiliates, based on the authorization specified above, fulfill their obligation to convert.

•

By resolution of our annual shareholders’ meeting dated May 22, 2014, our share capital is conditionally increased by up to €256,000,000.00 through the issuance of up to 100,000,000 new shares. This conditional capital increase will serve to grant rights to holders of participatory notes with warrants and/or convertible participatory notes, bonds with warrants and convertible bonds issued on or before April 30, 2019 by us or by one of our affiliates, in accordance with the authorization summarized in the following paragraphs. The new shares are to be issued at the option and/or conversion prices calculated in each case in accordance with the authorization dated May 22, 2014. The conditional capital increase can only be carried out to the extent to which these rights are exercised or holders with an obligation to convert fulfill their conversion obligations. The new shares will be entitled to a dividend from the beginning of the financial year in which they are created by exercise of option rights and/or conversion rights or by the fulfillment of conversion obligations. The Management Board will be authorized to determine further details concerning the execution of the conditional capital increase.

In the context of the new conditional capital, on May 22, 2014 the annual shareholders’ meeting authorized the Management Board to issue bearer or registered participatory notes, once or more than once, on or before April 30, 2019. The participatory notes must meet the requirements of European law, which calls for capital paid up to grant participatory rights to be attributable to the Bank’s additional tier 1 capital. Participatory notes may come with bearer warrants or they can be linked to a conversion right (as well as a conversion obligation) for the bearer. The option and/or conversion rights entitle holders to buy shares of the Bank subject to the conditions of warrant-linked participatory rights and/or convertible participatory rights.

The Management Board was also authorized to issue, instead of or besides participatory notes, on or before April 30, 2019, once or more than once, other hybrid financial instruments with a perpetual maturity that fulfill the requirements as own funds specified above but that are possibly not classified by law as participatory rights if their issue requires the approval of the annual shareholders’ meeting pursuant to Section 221 of the German Stock Corporation Act due to, for example, their dividend-dependent return or other reasons. We refer to these instruments as “Hybrid Debt Securities.”

The Management Board was furthermore authorized to issue, instead of or besides participatory notes or Hybrid Debt Securities, on or before April 30, 2019, once or more than once, bonds with warrants and/or convertible bonds with a fixed maturity of at the most 20 years or with a perpetual maturity and to grant option rights to the holders of bonds with warrants and conversion rights (possibly with a conversion obligation) to the holders of convertible bonds, respectively, to subscribe to new shares of the Bank subject to the conditions of bonds with warrants and of convertible bonds. The instruments issued pursuant to this paragraph do not have to fulfill the statutory requirements to qualify as additional tier 1 capital.

The total nominal amount of all participatory notes, Hybrid Debt Securities, bonds with warrants and convertible bonds to be issued under this authorization may not exceed a total value of €12 billion. Option rights and/or conversion rights may only be issued in respect of shares of the Bank with a proportionate amount of share capital of up to a nominal sum of €256,000,000.00.

Authorization to Acquire Own Shares.

As of December 31, 2015, we held 374,864 of our own shares.

Authorization pursuant to Section 71(1) no. 7 of the German Stock Corporation Act.

On May 23, 2013, our annual shareholders’ meeting resolved to authorize the Management Board, pursuant to Section 71(1) no. 7 of the German Stock Corporation Act, to acquire own shares of the Bank.

We are authorized pursuant to Section 71(1) no. 7 of the German Stock Corporation Act to buy and sell, for the purpose of securities trading, own shares on or before April 30, 2018, at prices which do not exceed or fall short of the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the respective three preceding stock exchange trading days by more than 10%. In this context, the shares acquired for this purpose may not, at the end of any day, exceed 5% of our share capital.

Authorization pursuant to Section 71(1) no. 8 of the German Stock Corporation Act.

On May 21, 2015 our annual shareholders’ meeting resolved to authorize the Management Board, pursuant to Section 71(1) no. 8 of the German Stock Corporation Act, to acquire own shares.

We are authorized pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to buy, on or before April 30, 2020, own shares of the Bank in a total volume of up to 10% of our share capital at the time the resolution is taken or — if the value is lower — of our share capital at the time this authorization is exercised. Together with the own shares we acquired for trading purposes and/or for other reasons and which are from time to time in our possession or attributable to us pursuant to Sections 71a et seq. of the German Stock Corporation Act, the own shares purchased on the basis of this authorization may not at any time exceed 10% of our respectively applicable share capital. The own shares may be bought through the stock exchange or by means of a public purchase offer to all shareholders. The countervalue for the purchase of shares (excluding ancillary purchase costs) through the stock exchange may not be more than 10 % higher or lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the obligation to purchase. In the case of a public purchase offer, it may not be more than 10% higher or lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the day of publication of the offer. If the volume of shares offered in a public purchase offer exceeds the planned buyback volume, acceptance must be in proportion to the shares offered in each case. We may provide for a preferred acceptance of small quantities of up to 50 of our shares offered for purchase per shareholder.

The Management Board is authorized to dispose of the purchased shares and of any shares purchased on the basis of previous authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act on the stock exchange or by an offer to all shareholders. The Management Board is also authorized to dispose of the purchased shares against contribution in kind with the exclusion of shareholders’ pre-emptive rights for the purpose of acquiring companies or shareholdings in companies or other assets that serve to advance the company’s business operations. In addition, the Management Board is authorized, in case it disposes of such own shares by offer to all shareholders, to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to the extent that they would be entitled to such rights if they exercised their option and/or conversion rights. Shareholders’ pre-emptive rights are excluded for these cases and to this extent. The Management Board is also authorized, with the exclusion of shareholders’ pre-emptive rights, to use shares purchased on the basis of authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to issue staff shares to our and our affiliates’ employees and retired employees or to use them to service option rights on our shares and/or rights or duties to purchase our shares granted to our and our affiliates’ employees or members of executive or non-executive management bodies.

Furthermore, the Management Board is authorized, with the exclusion of shareholders’ pre-emptive rights, to sell such own shares to third parties against cash payment if the purchase price is not substantially lower than the price of our shares on the stock exchange at the time of sale. This authorization may only be used to the extent it has been ensured that the number of shares sold on the basis of this authorization does not exceed 10% of our share capital at the time this authorization becomes effective or – if the amount is lower – at the time this authorization is exercised. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of Section 186(3) sentence 4 of the German Stock Corporation Act, are to be included in the maximum limit of 10% of our share capital. Shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights are also to be included to the extent these bonds or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of Section 186(3) sentence 4 of the German Stock Corporation Act.

The Management Board may cancel shares acquired on the basis of this or a preceding authorization without any further resolution of the shareholders’ meeting.

Dividends and Paying Agents

For more information on our dividend policy and legal basis for dividends under German law, see our 2015 Form 20-F “Item 8: Financial Information — Dividend Policy.”

Shareholders registered with our New York transfer agent will be entitled to elect whether to receive dividend payments in euros or U.S. dollars. For those shareholders, unless instructed otherwise, we will convert all cash dividends and other cash distributions with respect to ordinary shares into U.S. dollars prior to payment to the shareholder. The amount distributed will be reduced by any amounts we or our New York transfer agent are required to withhold for taxes or other governmental charges. If our New York transfer agent determines, following consultation with us, that in its judgment any foreign currency it receives is not convertible or distributable, our New York transfer agent may distribute the foreign currency (or a document evidencing the right to receive such currency) or, in its discretion, hold the foreign currency for the account of the shareholder to receive the same.

If any of our distributions consists of a dividend of our shares, Registrar Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will distribute the shares to the shareholders in proportion to their existing shareholdings. Rather than distribute fractional shares, Registrar Services GmbH, our New York transfer agent or the custodian bank will sell all such fractional shares and distribute the net proceeds to shareholders.

Registrar Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will also distribute all distributions (other than cash, our shares or rights) to shareholders in proportion to their shareholdings. In the event that Registrar Services GmbH, our New York transfer agent or the custodian bank determine that the distribution cannot be made proportionately among shareholders or that it is impossible to make the distribution, they may adopt any method that they consider fair and practicable to effect the distribution. Such methods may include the public or private sale of all or a portion of the securities or property and the distribution of the proceeds. Registrar Services GmbH, our New York transfer agent or the custodian bank must consult with us before adopting any alternative method of distribution.

Depending on whether shares are individually certificated or in global form, we, Registrar Services GmbH, our New York transfer agent or the custodian bank with which shareholders have deposited their shares will determine whether or not any distribution (including cash, shares, rights or property) is subject to tax or governmental charges. In the case of a cash distribution, we may use all or part of the cash to pay any such tax or governmental charge. In the case of other distributions, we, Registrar Services GmbH, our New York transfer agent or the custodian bank may dispose of all or part of the property to be distributed by public or private sale, in order to pay the tax or governmental charge. In all cases, shareholders will receive any net proceeds of any sale or the balance of the cash or property after the deduction for taxes or governmental charges in proportion to their shareholdings.

Additional Capital

For a description of our authorized but unissued capital, conditional capital and share-based compensation plans, please see “Development of the Share Capital since 2012 — Authorized Capital” and “Development of the Share Capital since 2012 — Conditional Capital” above, and note 34 to the consolidated financial statements in our 2015 Form 20-F. For a description of our share-based compensation plans, please see note 35 to the consolidated financial statements in our 2015 Form 20-F.

Stock Options

As of the date of this prospectus there were no persons to whom our capital or the capital of any of our consolidated subsidiaries is under option or agreed conditionally or unconditionally to be put under option.

DESCRIPTION OF TRADABLE SUBSCRIPTION RIGHTS TO SUBSCRIBE

FOR ORDINARY SHARES

We may offer tradable statutory subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft. The applicable prospectus supplement will describe the specific terms of any such subscription rights offering, including, as applicable:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

•

a discussion of the material U.S. federal, German or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, or “ERISA,” applicable to the issuance of ordinary shares together with statutory subscription rights or exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradeable;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering.

Each subscription right will entitle its holder to subscribe for a number of our ordinary shares at an exercise price described in the prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void. Upon receipt of payment and, if applicable, the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the prospectus supplement, we will, as soon as practicable, forward our ordinary shares that can be subscribed for with that exercise. The prospectus supplement may offer more details on how to exercise the subscription rights. If we determine to make appropriate arrangements for rights trading, persons other than our shareholders can acquire rights as described in the prospectus supplement. In the event subscription rights are offered only to our shareholders and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than our shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter or underwriters, as the case may be, will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

DESCRIPTION OF CAPITAL SECURITIES

This section describes the general terms that will apply to any capital securities that may be offered pursuant to this prospectus by Deutsche Bank AG, directly or through one of its branches. The specific terms of the offered capital securities, and the extent to which the general terms described in this section apply to capital securities, will be described in one or more related prospectus supplements at the time of the offer.

General

As used in this prospectus, the term “capital securities” means the subordinated capital securities that Deutsche Bank AG issues, directly or through one of its branches, and that the trustee authenticates and delivers under the capital securities indenture.

The capital securities (and, in the case of capital securities in bearer form, any coupons to these securities) will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. In the event of our dissolution, liquidation, insolvency or composition, or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to:

•	the claims of our unsubordinated creditors,

•	the claims under our tier 2 instruments (within the meaning of the CRR), and

•	the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung),

so that in any such event no amounts will be payable in respect of the capital securities until the claims of such unsubordinated creditors, the claims under such tier 2 instruments, and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full. Subject to this subordination provision, we may satisfy our obligations under the capital securities also from our other distributable assets (freies Vermögen).

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the capital securities indenture and the capital securities also refer to such amended provisions or successor provisions.

The term “unsubordinated creditors” means the holders of any indebtedness or other payment obligation of ours that is not expressed to be subordinated by means of contractual agreement or as a matter of law.

Our payment obligations under the capital securities will rank pari passu with the claims against us under the support undertakings, subordinated guarantees and issuances listed in the applicable prospectus supplement.

Unless otherwise specified in the relevant prospectus supplement, by acquiring any capital securities, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of capital securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the capital securities for, agree not to initiate a suit against that trustee in respect of, and agree that that trustee will not be liable for, any action that that trustee takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

We may issue capital securities through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any capital securities through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

The Capital Securities Indenture

The capital securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the base capital securities indenture dated November 6, 2014 among us, as issuer, The Bank of New York Mellon, One Wall Street, New York, New York 10286, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent, and the supplements thereto. The capital securities indenture will be qualified under the Trust Indenture Act.

In this section, we refer to the trustee under the capital securities indenture, including any successor trustee, as the “trustee” with respect to that indenture and the capital securities issued under it. We refer to the capital securities indenture and the supplements thereto as the “capital securities indenture.”

We have summarized below the material provisions of the capital securities indenture and the capital securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the capital securities indenture. The terms of the capital securities indenture will include both those stated in the capital securities indenture and those made part of the capital securities indenture by the Trust Indenture Act. The capital securities indenture and the supplements thereto will be included as exhibits to the registration statement of which this prospectus forms a part, and you should read the capital securities indenture for provisions that may be important to you.

We May Issue Different Series of Capital Securities

The capital securities indenture does not limit the amount of capital securities that may be issued. We may issue capital securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the capital securities that apply generally to all series. The provisions of the capital securities indenture allow us not only to issue capital securities with terms different from those of capital securities previously issued under the capital securities indenture, but also to “reopen” a previously issued series of capital securities and issue additional capital securities of that series. The capital securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Qualification as Regulatory Capital

We may issue capital securities that have terms that enable them to qualify as our additional tier 1 capital, as defined and provided for in the bank regulatory capital provisions to which we are subject. We will include in prospectus supplements descriptions of the terms of any capital securities that we intend to qualify for inclusion in our regulatory capital.

Payments on the Capital Securities

Denomination and Currency. The capital securities may be denominated and payable in U.S. dollars or other currencies.

Fixed Rate and Floating Rate Capital Securities. Capital securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the capital securities.

Cancellation of Interest Payments. We may issue capital securities from time to time with provisions for the cancellation of any interest payment at our discretion or under other circumstances.

Limitations on Payments of Principal or Interest. We may issue capital securities from time to time with limitations on our ability to pay principal or interest in respect of such capital securities, including circumstances in which we may be prohibited from making such payments.

Write-downs of Principal. We may issue capital securities from time to time with provisions for write-downs in the principal amount of such capital securities.

Contingent Convertible Capital Securities. We may issue capital securities from time to time that may or will be converted at our option or otherwise into ordinary shares or other securities of ours.

Linked or Exchangeable Capital Securities. We may issue capital securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to the performance, level or value of one or more of the following: other securities issued by us, securities of any entity affiliated or unaffiliated with us, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items. Holders of these types of capital securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such capital securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such capital securities may also provide that the form of settlement may be determined at our option or at your option.

We may issue capital securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered capital securities:

•	whether the capital securities will be issued by Deutsche Bank AG directly or through one of its branches;

•	the specific designation;

•

whether the capital securities qualify for regulatory capital treatment as additional tier 1 capital (within the meaning of the regulatory capital adequacy requirements to which we are subject) or otherwise;

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the ranking of the capital securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the capital securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	whether the capital securities have a scheduled maturity, and if so, the date of maturity (and any provisions relating to extending or shortening the maturity date);

•

the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any, and under what circumstances interest is payable;

•	the date from which interest accrues and the interest payment dates, if any;

•	provisions, if any, for the cancellation of all or any portion of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations whereby we may be prohibited from making such payments;

•

provisions, if any, for write-downs (and related write-ups, if any) in the principal amount of the capital securities and the effect, if any, of such write-downs (and related write-ups, if any) on interest payable on such capital securities;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of ours, which we refer to as “Conversion Securities,” and, if so, the nature and terms of the Conversion Securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the capital securities in order to deliver cash proceeds to holders of capital securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the capital securities may be converted;

•

whether we will issue the capital securities in registered form or bearer form or both and, if we are offering capital securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those capital securities in bearer form;

•	whether we will issue the capital securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

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the terms on which holders of the capital securities may convert or exchange them into or for one or more securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, any of the foregoing; the terms on which conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities or other property, or any combination thereof, deliverable upon exchange, or the cash value thereof, may be adjusted;

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information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date and/or currencies, commodities or securities of ours or entities that are or are not affiliated with us, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, to which the amount payable on that date is linked;

•	the identity of any agents for the capital securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the capital securities on any securities exchange;

•	whether the capital securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the capital securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of capital securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the securities.

Registration and Transfer of Capital Securities

Holders may present capital securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the capital securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the capital securities indenture or the supplemental indenture thereto or issuer order under which that series of capital securities is issued.

Holders may transfer capital securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the capital securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the capital securities indenture or other provisions designed to protect holders of the capital securities against a reduction in the creditworthiness of Deutsche Bank AG that would afford holders of capital securities additional protection in the event of a recapitalization transaction, a change of control of us, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of the capital securities.

It may be that Deutsche Bank AG will depend increasingly upon the earnings and cash flow of its subsidiaries to meet its obligations under the capital securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Deutsche Bank AG’s right to receive payment from the assets of that subsidiary, holders of capital securities will be effectively subordinated to creditors of Deutsche Bank AG’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Deutsche Bank AG’s subsidiaries that limit their ability to pay dividends and make loans and advances to Deutsche Bank AG.

Subordination of Capital Securities

The discussion of subordination in this section applies to each of our capital securities, directly or through one of its branches, issued under the capital securities indenture.

The capital securities will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. Our payment obligations under the capital securities will rank pari passu with the claims against us under the support undertakings, subordinated guarantees and issuances listed in the applicable prospectus supplement.

The capital securities indenture provides that:

•

in the event of our dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to (i) the claims of our unsubordinated creditors, (ii) the claims under our tier 2 instruments (within the meaning of the CRR), and (iii) the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung), so that in any such event no amounts will be payable in respect of the capital securities until (i) the claims of such of our unsubordinated creditors, (ii) the claims of under such tier 2 instruments and (iii) such claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full;

•	the claims of a holder of capital securities may not be set off against any of our claims;

•

no security or guarantee of whatever kind is, or will at any time be, provided by us or any other person securing the rights of holders of capital securities under any series of the capital securities;

•

no subsequent agreement may limit the subordination provisions applicable to any series of capital securities or shorten the term of any series of capital securities other than pursuant to the terms thereof or any applicable notice period; and

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any redemption of capital securities of any series (other than at their final maturity, if any capital security by its terms provides for a final maturity) will be subject to receipt by the Bank of prior written approval of the competent authority that has assumed the relevant supervisory functions previously performed by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) as of the date of the base capital securities indenture (the “Relevant Regulator”), if then required under applicable law, the regulations, requirements, guidelines and policies relating to capital adequacy adopted by bodies of the European Union or Germany or any other competent authority then in effect in Germany and applicable to us, other regulations or policies of the Relevant Regulator.

If we fail to make payment of principal of, interest on, or other amounts owing under any series of capital securities at such time as such payment is requested to be made pursuant to the terms of such series of capital securities, which we refer to as a “Non-Payment Event,” and such Non-Payment Event is continuing, the trustee and the holders of capital securities could take action against us, but they may not accelerate the maturity of the capital securities and would not receive any money until the claims of the senior indebtedness have been fully satisfied. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of our capital securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

No Defaults or Events of Default

There are no defaults or events of default under the capital securities indenture with respect to any series of the capital securities.

No Acceleration of Capital Securities. The capital securities indenture provides that there is no right of acceleration in the case of any non-payment of principal of, interest on or other amounts owing under any series of capital securities or a failure by us to perform any other covenant under the capital securities or under the capital securities indenture. Under no circumstances may the holders or the trustee declare the principal amount of any series of the capital securities and interest accrued thereon to be due and payable.

No Negative Pledge. The capital securities indenture contains no restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Indemnification of Trustee for Actions Taken on Your Behalf. The capital securities indenture provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of capital securities issued under the capital securities indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the capital securities indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a Non-Payment Event, to be indemnified by the holders of capital securities issued under the capital securities indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding capital securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The capital securities indenture provides that no individual holder of capital securities may institute any action against us under the capital securities indenture, except (to the extent required by the Trust Indenture Act and subject to the subordination and other provisions of any capital securities) actions to receive payment of the principal of and interest on capital securities on or after the respective due dates expressly provided for pursuant to the terms of such capital securities, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing Non-Payment Event;

•

the holders of not less than a majority in aggregate principal amount of the outstanding capital securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding capital securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

As may be further specified in the terms of the particular series of capital securities, distributions on capital securities may be paid only out of certain distributable items, and we may retain full discretion at all times to cancel distributions on capital securities qualifying as additional tier 1 capital for an unlimited period and on a non-cumulative basis, in particular if ordered by our competent authority to not make any such distributions. In addition, depending on the terms of the series of capital securities, the principal of a capital security may be written down automatically or, by order of a competent authority, the capital securities may be converted, if a minimum regulatory capital threshold is triggered. In such cases, a holder of the capital securities would not be able to bring an action. Additionally, the provisions governing the capital securities will not give the holder the right to accelerate future scheduled payments of interest or principal.

The capital securities indenture contains a covenant that we will file annually with the trustee a certificate of no non-compliance in the performance of any covenants or conditions contained in the capital securities indenture, or a certificate specifying any non-compliance that exists.

Discharge

We may discharge all of our obligations under the capital securities indenture, other than as to transfers and exchanges, after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding capital securities issued thereunder in accordance with their terms; or

•	delivered to the trustee for cancellation all of the outstanding capital securities issued thereunder.

Modification of the Capital Securities Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of capital securities issued under the indentures to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of capital securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	to give effect to any variation to the terms of the capital securities as a result of any exercise of any Resolution Measure;

•	establish the forms or terms of capital securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding capital security without the consent of each holder that would be affected by such change:

•	if any capital security by its terms provides for a final maturity, change the final maturity thereof;

•	reduce the principal amount of such capital security in any manner not permitted pursuant to the terms of such capital security;

•	reduce the rate or change the time of payment of interest of such capital security in any manner not permitted pursuant to the terms of such capital security;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•

alter the terms on which holders of the capital securities may convert or exchange capital securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the capital securities;

•	alter certain provisions of the capital securities indenture relating to capital securities not denominated in U.S. dollars;

•	modify the provisions of the capital securities indenture with respect to the subordination of the capital securities in a manner adverse to the holders;

•	reduce the percentage of capital securities the consent of whose holders is required for modification of the capital securities indenture; or

•

to the extent required by the Trust Indenture Act and subject to the subordination and other provisions of any capital securities, impair the right of any holder to institute actions to receive payment of the principal of and interest on capital securities on or after the respective due dates expressly provided for pursuant to the terms of such capital securities.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the capital securities indenture and to the rights of the holders of the capital securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding capital securities issued thereunder, voting as one class.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The capital securities and the capital securities indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions thereof, which will be governed by German law.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that may be offered pursuant to this prospectus by Deutsche Bank AG, directly or through one of its branches. The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in one or more related prospectus supplements at the time of the offer.

General

As used in this prospectus, “debt securities” means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that Deutsche Bank AG issues, directly or through one of its branches, and in each case, the trustee authenticates and delivers under the applicable indenture.

The senior debt securities (and, in the case of senior debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and unsubordinated obligations and will rank equally and pari passu with the claims of all our other unsecured and unsubordinated creditors, subject to any statutory priority regime of the jurisdiction of our incorporation (or, in the case of senior debt securities issued by Deutsche Bank AG through a branch, of the jurisdiction where the branch is established) that provides certain claims will be satisfied first in a resolution or German insolvency proceeding with respect to the issuer. For example, the German law on the mechanism for the resolution of banks of November 2, 2015 (Abwicklungsmechanismusgesetz, or the “Resolution Mechanism Act”) provides that in a German insolvency proceeding of the issuer, certain specifically defined senior unsecured debt instruments (such as some of the senior securities described in this prospectus) would rank junior to, without constituting subordinated debt, all other senior unsecured obligations of the issuer, and be satisfied only if all such other senior unsecured obligations of the issuer have been paid in full. This prioritization would also be given effect if Resolution Measures are imposed on the issuer, so that obligations that rank junior in insolvency as described above would be written down or converted into common equity tier 1 instruments before any other senior unsecured obligations of the issuer are written down or converted. Debt instruments that rank junior to other senior unsecured obligations according to the Resolution Mechanism Act comprise bearer bonds, negotiable registered bonds and similar instruments which by their nature are tradable on the capital markets, as well as promissory notes and non-negotiable registered bonds which do not qualify as deposits, unless they are expressly exempted. A large portion of our liabilities consist of senior unsecured obligations that fall outside this statutory definition or are expressly exempted. Among those unsecured unsubordinated obligations that are expressly exempted are money market instruments and senior unsecured debt instruments whose terms provide that (i) the repayment or the amount of the repayment depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued or is settled in a way other than by monetary payment or (ii) the payment of interest or the amount of the interest payments depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued unless the payment of interest or the amount of the interest payments solely depends on a fixed or floating reference interest rate and is settled by monetary payment.

This order of priority introduced by the Resolution Mechanism Act would apply in German insolvency proceedings instituted on or after January 1, 2017 with effect for debt instruments of the issuer outstanding at this time. In a German insolvency proceeding or in the event of Resolution Measures with respect to the issuer, the competent regulatory authority or court would determine which of our senior debt securities issued under this prospectus have the terms described in clauses (i) or (ii) above, referred to herein as the “Structured Debt Securities,” and which do not, referred to herein as the “Non-Structured Debt Securities.” The relevant pricing supplement for each issuance will indicate whether we expect such issuance to be classified as Structured Debt Securities or Non-Structured Debt Securities, but the competent regulatory authority or court may classify such senior debt securities differently. In a German insolvency proceeding or in the event of Resolution Measures with respect to the issuer, the Structured Debt Securities are expected to be among the unsecured unsubordinated obligations that would bear losses after the Non-Structured Debt Securities. The order of priority introduced by the Resolution Mechanism Act could lead to increased losses for the holders of Non-Structured Debt Securities if insolvency proceedings were initiated or Resolution Measures imposed on the issuer.

By acquiring any senior debt securities issued on or after January 1, 2015, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure or increased losses incurred based on the new order of priority introduced by the Resolution Mechanism Act. In addition, by your acquisition of senior debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the senior debt securities and the paying agent, the registrar and the issuing agent (which we refer to as the “senior note agents” herein) for, agree not to initiate a suit against such trustee or the senior note agents in respect of, and agree that such trustee and the senior note agents will not be liable for, any action that such trustee or the senior note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the senior debt securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

For each of our future issuances of subordinated debt securities, we intend to amend the subordinated indenture (via the relevant supplemental subordinated indenture or otherwise) to state that the subordinated debt securities (and, in the case of subordinated debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and subordinated obligations and will be subordinate to the claims of our unsubordinated creditors and will rank at least on parity with the claims of the holders of all our other subordinated indebtedness, except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the subordinated debt securities. Unless otherwise specified in the relevant pricing supplement, by acquiring any subordinated debt securities, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of subordinated debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the subordinated debt securities and the paying agent, the transfer agent and the registrar and authenticating agent (which we refer to as the “subordinated note agents” herein) for, agree not to initiate a suit against such trustee or the subordinated note agents in respect of, and agree that such trustee and the subordinated note agents will not be liable for, any action that such trustee or the subordinated note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the subordinated debt securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

We may issue debt securities through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any debt securities through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

The Indentures

We may issue senior debt securities and/or subordinated debt securities, directly or through one of our branches. The senior debt securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the senior indenture dated November 22, 2006 among us, as issuer, Law Debenture Trust Company of New York, 400 Madison Avenue, 4th Floor, New York, New York 10017, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, as supplemented by the first supplemental senior indenture dated as of March 7, 2014, the second supplemental senior indenture dated as of January 1, 2015, the third supplemental senior indenture dated as of January 1, 2016, the fourth supplemental senior indenture dated as of March 15, 2016 and as may be further amended and supplemented from time to time. The subordinated debt securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, a subordinated indenture dated May 21, 2013 among us, as issuer, Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent and the supplements thereto.

Each of the senior indenture and the subordinated indenture will be qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the senior indenture and under the subordinated indenture, upon a default in any series of debt securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed.

In this section, we refer to each of the trustees under the senior indenture and the subordinated indenture, including any successor trustee, as the “trustee” with respect to that indenture and the debt securities issued under it. In this section, we refer to each of the senior indenture and the subordinated indenture, in each case as it may be supplemented from time to time, as an “indenture” and collectively as the “indentures.”

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the applicable indenture. The terms of each indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The senior indenture and the subordinated indenture are included as exhibits to the registration statement of which this prospectus forms a part, and you should read the applicable indenture for provisions that may be important to you.

We May Issue Different Series of Debt Securities

Neither indenture limits the amount of debt that may be issued. We may issue debt securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the debt securities that apply generally to all series. The provisions of each of the indentures allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. The debt securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Qualification of Subordinated Debt Securities as Regulatory Capital

We may issue subordinated debt securities that have terms that enable them to qualify as our tier 2 capital, as defined and provided for in the bank regulatory capital provisions to which we are subject. We will include in prospectus supplements descriptions of the terms of any subordinated debt securities that we intend to qualify for inclusion in our regulatory capital.

Payments on the Debt Securities

Denomination and Currency. The debt securities may be denominated and payable in U.S. dollars or other currencies.

Fixed Rate and Floating Rate Debt Securities. Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Linked or Exchangeable Debt Securities. We may issue debt securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to the performance, level or value of one or more of the following: other securities issued by us, securities of any entity affiliated or unaffiliated with us, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items. Holders of these types of debt securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such debt securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such debt securities may also provide that the form of settlement may be determined at our option or at your option.

We may issue debt securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	whether the debt securities will be issued by Deutsche Bank AG, directly or through one of its branches;

•	the specific designation;

•	whether the debt securities are senior or subordinated;

•

whether we expect the senior debt securities to be classified as Structured Debt Securities or Non-Structured Debt Securities in a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer;

•

the ranking of the subordinated debt securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	whether the debt securities qualify for regulatory capital treatment and if so, the category of capital for which they qualify;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of maturity thereof;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

whether the securities are convertible or exchangeable securities and the terms on which holders of the debt securities may exchange them into or for one or more securities of ours or other entities or other property, or the cash value thereof, and the specific terms of and period in which such conversion or exchange may be made;

•

if the amount of principal, premium, if any, and/or interest payable on any date may be determined with respect to any currencies, commodities or securities of us or other entities, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, the manner in which such amounts will be determined;

•	the identity of any agents for the debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the debt securities on any securities exchange;

•	whether the debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the debt securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture thereto or issuer order under which that series of debt securities is issued.

Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in either of the indentures or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of Deutsche Bank AG that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of the debt securities.

It may be that Deutsche Bank AG will depend increasingly upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Deutsche Bank AG’s right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Deutsche Bank AG’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Deutsche Bank AG’s subsidiaries that limit their ability to pay dividends and make loans and advances to Deutsche Bank AG.

Subordination of Debt Securities

The discussion of subordination in this section applies only to our subordinated debt securities, directly or through one of its branches, issued under the subordinated indenture.

When the term “senior indebtedness” is used in the context of the subordinated debt securities it means the claims of all of our unsubordinated creditors, including:

•	any money we have borrowed, including any senior debt securities issued under the senior indenture;

•	any money borrowed by someone else where we have assumed or guaranteed the obligations, directly or indirectly;

•	any letters of credit and acceptances made by banks on our behalf; and

•	indebtedness that we have incurred or assumed in connection with the acquisition of any property.

Senior indebtedness does not include any indebtedness that is expressed to be subordinate to or on parity with the subordinated debt securities.

The subordinated indenture provides that:

•

in the event of our dissolution or liquidation, or insolvency proceedings against us, the subordinated securities will be subordinated to the claims of all of our unsubordinated creditors so that in any such event no amounts will be payable under the subordinated debt securities until the claims of all of our unsubordinated creditors have been satisfied in full;

•	the claims of a holder of subordinated debt securities may not be set off against any of our claims;

•

no collateral of whatever kind is, or will at any time be, provided by us or any other person securing the rights of holders of subordinated debt securities arising under the subordinated debt securities, and any collateral that, notwithstanding the aforementioned, may have been provided in the past or will be provided in the future by us or any third party will not secure the claims arising from the subordinated debt securities;

•

no subsequent agreement may limit the subordination provisions applicable to any series of subordinated debt securities or amend the maturity date or redemption date of any subordinated debt securities to an earlier date or shorten any applicable notice period; and

•

any redemption of any series of subordinated debt securities prior to their stated maturity will be subject to receipt by the Bank of prior written approval of the competent authority that has assumed the relevant supervisory functions previously performed by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) as of the date of the base subordinated indenture, if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent authority.

If we fail to make payment on the debt securities when due for reasons other than the subordination provisions preventing us from making such payment, we will be in default on our obligations under the subordinated indenture. In such case, the trustee and the holders of subordinated debt securities could take action against us, but they may not accelerate the maturity of the subordinated debt securities and would not receive any money until the claims of the senior indebtedness have been fully satisfied. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Events of Default

The senior indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The senior indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

In accordance with German law, there are no events of default (as defined below) under the subordinated indenture other than with respect to insolvency (as described below) and, if German insolvency proceedings are opened with respect to us, holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

An event of default is defined under the senior indenture, with respect to any series of debt securities issued under that indenture, as any one or more of the following events (each a “senior event of default”) having occurred and being continuing:

•	default is made in the payment of principal, interest or premium in respect of such series of debt securities for 30 days;

•

we fail to perform or observe any of our other obligations under the securities and such failure has continued for the period of 60 days following the service on us of notice by the trustee or holders of not less than 33 1/3% in aggregate principal amount of the debt securities of all series affected thereby requiring the same to be remedied, except that the failure to file with the trustee certain information required to be filed with the trustee pursuant to the Trust Indenture Act, will not constitute a senior event of default (although the trustee may bring suit to enforce such filing obligation); or

•	a court in Germany opens insolvency proceedings against us or we apply for or institute such proceedings or offer or make an arrangement for the benefit or our creditors generally.

Any additional or different senior events of default applicable to a particular series of debt securities issued under the senior indenture will be described in the prospectus supplement relating to such series.

An event of default is defined under the subordinated indenture, with respect to any series of debt securities issued under that indenture, as the opening of insolvency proceedings against us by a German court having jurisdiction over us (a “subordinated event of default”).

No Negative Pledge. Neither of the indentures contains any restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Acceleration of Senior Debt Securities Upon a Senior Event of Default.

The senior indenture provides that:

•

if a senior event of default due to the default in payment of principal, interest or premium in respect of any series of senior debt securities issued under the senior indenture, or due to the default in the performance or breach of any other covenant or warranty of the Bank applicable to less than all outstanding series of senior debt securities issued under the senior indenture occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of the outstanding senior debt securities of all affected series, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•

if a senior event of default due to a default in the performance of any other of the covenants or agreements in the senior indenture applicable to all outstanding debt securities issued under the senior indenture or due to the specified events of bankruptcy, insolvency or reorganization of the Bank, occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding senior debt securities issued under the senior indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities and interest accrued thereon to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all senior events of default under the senior indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding senior debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities.

Acceleration of Subordinated Debt Securities Upon Subordinated Event of Default. The subordinated indenture provides if a subordinated event of default occurs or is continuing, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding subordinated debt securities issued under the subordinated indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all subordinated debt securities and interest accrued thereon to be due and payable immediately.

No Acceleration of Subordinated Debt Securities Upon Other Defaults. The subordinated indenture provides that there is no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under any series of subordinated debt securities or a default in the performance of any of our other covenants under the subordinated debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf. Each of the indentures provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each of the indentures contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. Each of the indentures provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•

the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Depending on the type of regulatory capital for which the subordinated debt securities in question qualify, distributions on such instruments may be paid only out of distributable items, and we may retain full discretion at all times to cancel distributions on instruments qualifying as additional tier 1 capital for an unlimited period and on a non-cumulative basis, in particular if ordered by our competent authority to not make any such distributions. In addition, depending on the terms of the instrument, the principal of a subordinated debt security may be written down automatically or, by order of a competent authority, such instrument may be converted, if a minimum regulatory capital threshold is triggered. In such cases, a holder of a subordinated debt security would not be able to bring an action. Additionally, the provisions governing the subordinated debt security will not give the holder the right to accelerate future scheduled payments of interest or principal, other than in the insolvency of the institution.

Each of the indentures contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge and Defeasance

We have the ability to eliminate most or all of our obligations on any series of senior debt securities prior to maturity if we comply with the following provisions.

Due to the limitations placed on repayments (including through discharge and defeasance) of subordinated debt securities which otherwise would qualify for regulatory capital treatment, only certain provisions on discharge and none of the provisions on defeasance will be applicable to subordinated debt securities that qualify for regulatory capital treatment.

Discharge of Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, after we have:

•

under the senior indenture or the subordinated indenture, paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding debt securities issued thereunder in accordance with their terms;

•	under the senior indenture or the subordinated indenture, delivered to the trustee for cancellation all of the outstanding debt securities issued thereunder; or

•

under the senior indenture only, if in the case of any series of debt securities on which the exact amount (including the currency of payment) of principal and any interest or premium, if any, due can be determined at the time of making the deposit referred to below, and which shall have become due or payable, or are by their terms to become due and payable or are scheduled for redemption, within one year, we have irrevocably deposited with the trustee, cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, those securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of senior debt securities at any time, which we refer to as “defeasance.”

Defeasance may be effected only if, among other things:

•

we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance; and

•	the defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

This opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus.

Modification of an Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indentures to:

•	with respect to the senior indenture only, convey, transfer, assign, mortgage or pledge to the trustee as security for the senior debt securities of one or more series any property or assets;

•

with respect to the senior indenture only, to give effect to any amendment, modification or variation to the terms and conditions of the senior debt securities as a result of any exercise of any Resolution Measure;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

For each of our future issuances of subordinated debt securities, we and the trustee intend to amend the subordinated indenture (via the relevant supplemental subordinated indenture or otherwise) to permit us to enter into supplemental indentures without the consent of the holder of subordinated debt securities issued under the subordinated indenture to give effect to any variation to the terms of the subordinated debt securities as a result of any exercise of any Resolution Measure.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	change the final maturity of such security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

alter the terms on which holders of the debt securities may convert or exchange debt securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the applicable indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the applicable indenture.

The subordinated indenture also provides that any change affecting the ranking of a subordinated debt security in a manner adverse to the holders thereof may not be made without the consent of each holder thereof.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to either of the indentures and to the rights of the holders of the debt securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding debt securities issued thereunder, voting as one class.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The senior debt securities and the related indentures will be governed by and construed in accordance with the laws of the State of New York, except as may be otherwise required by mandatory provisions of law. The subordinated debt securities and the related indentures will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions thereof, which will be governed by German law.

DESCRIPTION OF WARRANTS

We may offer warrants separately or together with one or more additional warrants, ordinary shares, tradable subscription rights to subscribe for our ordinary shares, purchase contracts, capital securities and debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us or any combination of those securities in the form of units, as described in the applicable prospectus supplement. The warrants offered pursuant to this prospectus will be issued pursuant to the warrant agreement dated November 15, 2007 between us and Deutsche Bank Trust Company Americas as warrant agent, as amended by the first amendment to the warrant agreement dated as of January 1, 2015, the second amendment to the warrant agreement dated as of January 1, 2016 and as may be further amended and supplemented from time to time. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

We may issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

We refer to the items described above as “warrant property.” We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property, the cash value of the warrant property or the cash value of the warrants determined by reference to the performance, level or value of the warrant property, all as described in the applicable prospectus supplement.

The warrants are our unsecured contractual obligations and will rank equally and pari passu with our other unsecured contractual obligations and with our unsecured and unsubordinated debt obligations, subject to any statutory priority regime of the jurisdiction of our incorporation (or, in the case of warrants issued by Deutsche Bank AG through a branch, of the jurisdiction where the branch is established) that provides certain claims will be satisfied first in a resolution or German insolvency proceeding with respect to the issuer. In connection with the application of the order of priority introduced by the Resolution Mechanism Act, in a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer, the warrants are expected to be among the unsecured unsubordinated obligations that would bear losses after the Non-Structured Debt Securities (as defined under “Description of Debt Securities” above).

Unless otherwise specified in the relevant pricing supplement, by acquiring any warrants issued on or after January 1, 2015, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of the warrants, you waive, to the fullest extent permitted by applicable law, any and all claims against the warrant agent for, agree not to initiate a suit against the warrant agent in respect of, and agree that the warrant agent will not be liable for, any action that the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

We may issue warrants through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any warrants through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered warrants:

•	the specific designation;

•	the aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether we will issue the warrants in registered form or bearer form or both;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

whether the warrants are put warrants, call warrants or spread warrants (entitling the holder to receive a cash value to be determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property), whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property or cash value, and the amount or the method for determining the amount of the warrant property or cash value, deliverable upon exercise of each warrant;

•	the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the warrant must be exercised by the payment of the exercise price in cash, on a cashless basis or by the delivery of any other security;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination or other agents;

•

certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the warrants;

•	the proposed listing, if any, of the warrants or any securities that may be acquired upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any additional terms of the agreement governing the warrants and any terms required by or advisable under applicable laws or regulations.

Governing Law

The warrants will be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law provisions.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts (including purchase contracts issued as part of a unit with one or more warrants, capital securities or debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us) to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

We refer to the property described above as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices (which may be based on a formula), all as described in the applicable prospectus supplement. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the purchase contract property, the cash value of such purchase contract property or the cash value of the purchase contract (which may be based on a formula or determined by reference to the performance, level or value of the purchase contract property), or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell the purchase contract property, any acceleration, cancellation or termination provisions, the identity of any purchase contract agent, other provisions relating to the settlement of a purchase contract or any other terms of the purchase contracts. The applicable prospectus supplement will also specify, if applicable, certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the purchase contracts.

Any provisions relating to the acknowledgment and acceptance of the effects of the imposition of any Resolution Measure on purchase contracts will be set out in the applicable prospectus supplement we will file in connection with such issuance.

Prepaid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as “prepaid purchase contracts.” In certain circumstances, our obligation to settle prepaid purchase contracts on the relevant settlement date may be governed by the senior indenture and accordingly will rank on parity with all of our other unsecured and unsubordinated debt.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us. The applicable prospectus supplement will also describe, if applicable:

•

the designation and the terms of the units and of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units, including whether and under what circumstances the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us may be traded separately;

•	any additional terms of the agreement governing the units;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units; and

•

certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the units.

The terms and conditions described under “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of the Capital Securities,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts” will apply to each unit and to any ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants and purchase contracts issued by us included in each unit, unless otherwise specified in the applicable prospectus supplement.

Any provisions relating to the acknowledgment and acceptance of the effects of the imposition of any Resolution Measure on units will be set out in the applicable prospectus supplement we will file in connection with such issuance.

RESOLUTION MEASURES

References to “you” in this “Resolution Measures” section means the holders of the capital securities, debt securities or warrants as the case may be (including the beneficial owners). “Beneficial owner” means (i) if any capital securities, debt securities or warrants are in global form, the beneficial owners of such securities (and any interest therein) and (ii) if any capital securities, debt securities or warrants are in definitive form, the holders in whose name such securities are registered in the security or warrant register, as applicable, and any beneficial owners holding an interest in such securities in definitive form.

Under the relevant resolution laws and regulations as applicable to us from time to time, the capital securities, debt securities and warrants may be subject to the powers exercised by the competent resolution authority to:

•

write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount or, if applicable, claims for delivery of any property in respect of the capital securities, debt securities or warrants;

•

convert the capital securities, debt securities or warrants into ordinary shares of (i) the issuer or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital; and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the capital securities, debt securities or warrants to another entity, (ii) the amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants or (iii) the cancellation of the capital securities, debt securities or warrants.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in the event of the imposition of Resolution Measures. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive.

In connection with the application of the order of priority introduced by the Resolution Mechanism Act, the competent regulatory authority or court would determine which of our senior debt securities described in this prospectus are Structured Debt Securities and which are Non-Structured Debt Securities. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer, the Structured Debt Securities and the warrants are expected to be among the unsecured unsubordinated obligations that would bear losses after the Non-Structured Debt Securities. For more information on the Resolution Mechanism Act, please see “Description of Debt Securities” above.

For the avoidance of doubt, any non-payment or, if applicable, non-delivery by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the capital securities, debt securities or warrants, or under the capital securities indenture, the senior indenture, the subordinated indenture or the warrant agreement, as applicable, to make a payment of principal of, interest on or other amounts owing, or deliverable, under the capital securities, debt securities or warrants.

Where applicable, we will include any further specific terms relating to the potential imposition of Resolution Measures with respect to future issuances of capital securities, debt securities and warrants in a prospectus supplement that we will file in connection with such issuance. The application of any Resolution Measure to purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with such issuance.

With respect to the senior debt securities and the warrants only, the senior indenture and the warrant agreement were amended to reflect the terms relating to the potential imposition of a Resolution Measure with respect to the senior debt securities and warrants to be issued under those agreements on or after January 1, 2015. In particular, the second supplemental senior indenture and the first amendment to the warrant agreement, each dated January 1, 2015, provide that, unless otherwise specified, the holders of senior debt securities or warrants issued under the senior indenture or warrant agreement (as the case may be) on and after January 1, 2015 will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. The third supplemental senior indenture and the second amendment to the warrant agreement, each dated January 1, 2016, amend and supplement the Resolution Measure provisions of the senior indenture and the warrant agreement, respectively, to implement the Resolution Mechanism Act and to revise the deemed agreement provisions as set forth below with respect to the debt securities and warrants issued on or after January 1, 2016 (unless otherwise specified in the relevant pricing supplement).

Deemed Agreement to Resolution Measures

By your acquisition of the capital securities, debt securities or warrants issued on or after January 1, 2016 (unless otherwise specified in the relevant pricing supplement), you will be deemed irrevocably to have agreed, and you will agree:

•

to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants to give effect to any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure;

•

that, in the case of the capital securities, the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the capital securities, (ii) under the capital securities indenture or (iii) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act) and applicable law;

•

that, in the case of the debt securities, the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the debt securities, (ii) under the relevant indenture or (iii) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act) and applicable law; and

•	that, in the case of the warrants, the imposition of any Resolution Measure will not constitute a default (i) under the warrants or (ii) under the warrant agreement.

By your acquisition of the capital securities, debt securities or warrants, you will be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the capital securities, debt securities or warrants, (ii) authorized, directed and requested The Depository Trust Company (the “Depositary”) and any direct participant in the Depositary or other intermediary through which you hold such capital securities, debt securities or warrants to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the capital securities, debt securities or warrants as it may be imposed, without any further action or direction on your part or on the part of the relevant trustee, the relevant agents or the warrant agent, as applicable, and (iii) acknowledged and accepted that the Resolution Measure provisions described in this “Resolution Measures” section are exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings between you and the issuer relating to the terms and conditions of the capital securities, debt securities or warrants.

For the avoidance of doubt, if you have purchased, or in the future purchase in any market-making transactions, any capital securities issued on November 21, 2014, any subordinated debt securities issued on April 1, 2015 or any senior debt securities or warrants issued on or after January 1, 2015 but prior to January 1, 2016 (including further issuances of senior debt securities with the same terms as senior debt securities originally issued on or after January 1, 2015 but prior to January 1, 2016), you will be deemed to have agreed instead to the provisions as set forth under “Resolution Measures — Deemed Agreement to Resolution Measures” on pages 49 and 50 of the prospectus dated July 31, 2015 (unless otherwise specified in the relevant pricing supplement).

Resolution Measures Applicable to the Capital Securities

For each of our future issuances of capital securities, we intend that the relevant supplemental capital securities indenture will include provisions relating to Resolution Measures as follows.

Unless otherwise specified in the relevant pricing supplement, by acquiring any capital securities, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority.

The terms and conditions of the capital securities will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the capital securities, subject to any modification of the amount of interest payable to reflect the reduction of the principal amount, and any further variation of the terms of the capital securities that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No repayment of any then-current principal amount of the capital securities or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of capital securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the capital securities for, agree not to initiate a suit against that trustee in respect of, and agree that that trustee will not be liable for, any action that that trustee takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities.

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities, we will provide a written notice directly to the holders in accordance with the capital securities indenture as soon as practicable regarding such imposition of a Resolution Measure for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the trustee for the capital securities and the paying agent for information purposes. Any delay or failure by us to give notice will not affect the validity and enforceability of any Resolution Measure nor the effects thereof on the capital securities.

If we have elected to redeem any capital securities, but prior to the payment of the redemption amount (i) the competent resolution authority has imposed a Resolution Measure with respect to the capital securities, or (ii) our common equity tier 1 capital ratio pursuant to Article 92(1)(a) CRR or any successor provision, determined on a consolidated basis, falls below 5.125 per cent., the relevant redemption notice will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable.

Upon the imposition of any Resolution Measure by the competent resolution authority, the trustee for the capital securities will not be required to take any further directions from holders of the capital securities under Section 5.09 of the base capital securities indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the capital securities to direct certain actions relating to the capital securities, and if any such direction was previously given under Section 5.09 of the base capital securities indenture to the trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

The capital securities indenture will impose no duties upon the trustee for the capital securities and the paying agent, calculation agent, transfer agent, registrar and authenticating agent (which we refer to as the “capital securities agents” herein) whatsoever with respect to the imposition of any Resolution Measure by the competent resolution. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the capital securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the capital securities), then the trustee’s and the paying agent’s duties under the capital securities indenture will remain applicable with respect to the capital securities following such completion to the extent that we, the trustee and the capital securities agents agree pursuant to a supplemental indenture, unless we, the trustee and the capital securities agents agree that a supplemental indenture is not necessary.

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of capital securities, unless the trustee or the capital securities agents are otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the capital securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the capital securities of any series.

Resolution Measures Applicable to the Subordinated Debt Securities

For each of our future issuances of subordinated debt securities, we intend that the relevant supplemental subordinated indenture will include provisions relating to Resolution Measures as follows.

Unless otherwise specified in the relevant pricing supplement, by acquiring any subordinated debt securities you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority.

The terms and conditions of the subordinated debt securities will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the subordinated debt securities, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further variation of the terms of the subordinated debt securities that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No repayment of any then-current principal amount of the subordinated debt securities or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of subordinated debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the subordinated debt securities and the subordinated note agents for, agree not to initiate a suit against that trustee or the subordinated note agents in respect of, and agree that that trustee and the subordinated note agents will not be liable for, any action that that trustee or the subordinated note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the subordinated debt securities.

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the subordinated debt securities, we will provide a written notice directly to the holders in accordance with the subordinated indenture as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the trustee for the subordinated debt securities and the subordinated note agents for information purposes, and that trustee and those subordinated note agents will be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the subordinated debt securities.

If we have elected to redeem any subordinated notes, but prior to the payment of the redemption amount for the subordinated notes the competent resolution authority has imposed a Resolution Measure with respect to the subordinated debt securities, the relevant redemption notice, if any, will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable.

Upon the imposition of any Resolution Measure by the competent resolution authority, the trustee for the subordinated debt securities will not be required to take any further directions from holders of the subordinated debt securities under Section 5.09 of the base subordinated indenture, which section authorizes holders of a majority in aggregate principal amount of the subordinated debt securities at the time outstanding to direct certain actions relating to the subordinated debt securities, and if any such direction was previously given under Section 5.09 of the base subordinated indenture to the trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

The subordinated indenture will impose no duties, obligations or liabilities upon the trustee for the subordinated debt securities, the subordinated note agents or the calculation agent whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority and the trustee, the subordinated note agents and the calculation agent will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the subordinated debt securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the subordinated debt securities), then the trustee’s and the subordinated note agents’ duties under the subordinated indenture will remain applicable with respect to the subordinated debt securities following such completion to the extent that we, the trustee and the subordinated note agents agree pursuant to a supplemental indenture, unless we, the trustee and the subordinated note agents agree that a supplemental indenture is not necessary.

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of subordinated debt securities, unless the trustee or the subordinated note agents are otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the subordinated debt securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the subordinated debt securities of any series.

Resolution Measures Applicable to the Senior Debt Securities

Unless otherwise specified in the relevant pricing supplement, by acquiring any senior debt securities issued on or after January 1, 2015, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. If any senior debt securities provide for delivery of any property, any reference in the prospectus to payment by us under the senior debt securities will be deemed to include the delivery of such property.

The terms and conditions of the senior debt securities will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the senior debt securities, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further amendment, modification or variation of the terms and conditions of the senior debt securities that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No repayment of any then-current principal amount of the senior debt securities or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of senior debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the senior debt securities and the senior note agents for, agree not to initiate a suit against such trustee or the senior note agents in respect of, and agree that such trustee and senior note agents will not be liable for, any action that such trustee or the senior note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the senior debt securities.

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the senior debt securities, we will provide a written notice directly to the holders in accordance with the senior indenture as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the trustee for the senior debt securities and the senior note agents for information purposes, and such trustee and the senior note agents will be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the senior debt securities.

If any senior debt securities are called or being called for redemption by us, submitted or being submitted by you for repurchase by us pursuant to your option to require us to repurchase such senior debt securities, but prior to the payment of the redemption or repurchase amount the competent resolution authority has imposed a Resolution Measure with respect to the senior debt securities, the relevant redemption or repurchase notice, if any, will be automatically rescinded and will be of no force and effect, and no payment of the redemption or repurchase amount will be due and payable.

Upon the imposition of any Resolution Measure by the competent resolution authority, the trustee for the senior debt securities will not be required to take any further directions from holders of the senior debt securities under Section 5.09 of the senior indenture, which section authorizes holders of a majority in aggregate principal amount of the senior debt securities at the time outstanding to direct certain actions relating to the senior debt securities, and if any such direction was previously given under Section 5.09 of the senior indenture to the trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

The senior indenture will impose no duties, obligations or liabilities upon the trustee for the senior debt securities or the senior note agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority and the trustee and the senior note agents will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the senior debt securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the senior debt securities), then the trustee’s and the senior note agents’ duties under the senior indenture will remain applicable with respect to the senior debt securities following such completion to the extent that we, the trustee and the senior note agents agree pursuant to a supplemental indenture, unless we, the trustee and the senior note agents agree that a supplemental indenture is not necessary.

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of senior debt securities, unless the trustee or the senior note agents are otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the senior debt securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the senior debt securities of any series.

Resolution Measures Applicable to the Warrants

Unless otherwise specified in the relevant pricing supplement, by acquiring any warrants issued on or after January 1, 2015, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority.

The terms and conditions of the warrants will continue to apply in relation to the residual notional amount of, or the amount due but unpaid in respect of, the warrants, subject to any modification of the amount payable, if any, to reflect the reduction of the notional amount or amount due but unpaid in respect of the warrants, and any further amendment, modification or variation of the terms and conditions of the warrants that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No payment of any amount (or delivery of any property, if applicable) in respect of the warrants (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such payment or delivery would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of the warrants, you waive, to the fullest extent permitted by applicable law, any and all claims against the warrant agent for, agree not to initiate a suit against the warrant agent in respect of, and agree that the warrant agent will not be liable for, any action that the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the warrants.

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the warrants, we will provide a written notice directly to the holders in accordance with the warrant agreement as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the warrant agent for information purposes, and the warrant agent will be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the warrants.

If you have elected to exercise any warrants, but prior to the payment or delivery of the cash settlement amount or warrant property for the warrants the competent resolution authority has imposed a Resolution Measure with respect to the warrants, the exercise notice will be automatically rescinded and will be of no force and effect, and no payment or delivery of the cash settlement amount or warrant property for the warrants will be due and payable or deliverable.

The warrant agreement will impose no duties, obligations or liabilities upon the warrant agent whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority and the warrant agent will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the warrants remain outstanding, then the warrant agent’s duties under the warrant agreement will remain applicable with respect to the warrants following such completion to the extent that we and the warrant agent agree pursuant to an amendment to the warrant agreement, unless we and the warrant agent agree that an amendment to the warrant agreement is not necessary.

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding notional amount of warrants, unless the warrant agent is otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the warrants pursuant to the Resolution Measure will be made on a substantially pro rata basis among the warrants of any series.

FORMS OF SECURITIES

Each capital security, debt security, warrant, purchase contract and unit will be represented either by:

•	one or more global securities representing the entire issuance of securities; or

•	a certificate issued in definitive form to a particular investor.

Certificated securities in definitive form and global securities both may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where our obligation runs to the bearer of the security, subject to the limitations explained below under “— Limitations on Issuance of Bearer Securities” or, in the case of capital securities, the limitation to be described in the prospectus supplement relating to such capital security.

Unless the applicable prospectus supplement specifies otherwise, our ordinary shares will be issued in the form of global registered shares represented by one or more global securities.

Unless the applicable prospectus supplement specifies otherwise, tradable subscription rights to subscribe for our ordinary shares will be issued as book-entry interests in global registered form.

Legal Ownership

Global Securities. Global securities will name a depositary or its nominee as the owner of the capital securities, debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which name the bearer as owner). Investors in global securities can own only beneficial interests in such securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “— Global Securities.”

Definitive Securities. Definitive securities will name you or your nominee as the owner of the security (other than definitive bearer securities, which will specify the bearer as owner). In order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Our Obligations Are to Legal Owners Only. Our obligations, as well as the obligations of the trustees under any indenture, and the obligations, if any, of any warrant agents, purchase contract agents and unit agents and any other agents of ours, any agents of the trustees or any agents of any warrant agents, purchase contract agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities.

Neither we nor any trustee, warrant agent, purchase contract agent, unit agent, other agent of ours, agent of the trustee or agent of the warrant agents, purchase contract agents or unit agents has obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

Global Securities

Registered Global Securities. We may issue ordinary shares, registered capital securities, debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases (except with regard to ordinary shares), one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal, face amount or liquidation preference amount of the securities to be represented by registered global securities. In the case of ordinary shares, one or more registered global securities will be issued in the aggregate amount of the number of ordinary shares to be represented. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called “participants,” who have accounts with the depositary or persons who may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium (if any) and interest (if any) on, capital securities and debt securities, and any payments to holders with respect to ordinary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustee, the warrant agents, the purchase contract agents, the unit agents or any other agent of the Bank, agent of the trustee or agent of the warrant agents, purchase contract agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of dividend, principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants, not us.

Discontinuance of Any Depositary. If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time request the withdrawal from the depositary of any of the securities represented by one or more registered global securities. Upon receipt of such request, the depositary will issue a notice to its participants of our request, and will process any withdrawal requests submitted by those participants in accordance with its procedures. If participants request withdrawal following our request, we will issue securities in definitive form in exchange for that portion of the registered global security or securities representing the securities held by participants requesting such withdrawal. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee, warrant agent, purchase contract agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

In compliance with U.S. federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D). Any underwriters, selling agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

•

they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)), which we refer to as the “restricted period,” offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

•

they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, selling agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

Bearer securities, other than bearer securities that satisfy the requirements of Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless the Bank has received a signed certificate in writing, or an electronic certificate described in Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

•	is owned by a person that is not a United States person; or

•	is owned by a United States person that:

(1)

is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale; or

(2)	is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date,

and in either case (1) or (2) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that the Bank may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; or

•

is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above rules.

Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

As used in this section, the term bearer securities includes bearer securities that are part of units. As used herein, “United States person” means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

Form of Securities Included in Units

The form of the warrant or purchase contract included in a unit will correspond to the form of the other components of the security.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities being offered by this prospectus in four ways: (1) directly, including through one or more of our branches, (2) through selling agents, (3) through underwriters and/or (4) through dealers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of the Bank.

In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions or the possible range of commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, who will purchase the securities as principal. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent – in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or slow a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Bank in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Conflicts of Interest. To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates and related conflicts of interest. No underwriter, selling agent or dealer utilized in the offering of securities that is an affiliate of the Bank will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of the Bank may offer and sell these securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

EXPENSES OF THE ISSUE

The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. Amounts shown, other than the Securities and Exchange Commission Registration Fee, are estimates.

Amount to be paid
Securities and Exchange Commission Registration Fee	$3,015,184.31
Federal Taxes, State Taxes and Fees	N/A
Trustees’ and Transfer Agents’ Fees	$20,000.00
Legal Fees	$500,000.00
Accounting Fees	$50,000.00
Printing and Engraving Costs	$20,000.00

Total	$3,605,184.31

Financial Industry Regulatory Authority Filing Fee[1]	$225,500.00

Total	$3,830,684.31

(1)	Applicable for securities not rated investment grade or not in the same series as investment grade rated securities.

LEGAL MATTERS

Certain legal matters with respect to German, United States and New York law relating to the validity of certain of the offered securities may be passed upon for the issuer of those securities by Cleary Gottlieb Steen & Hamilton LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the senior debt securities and the warrants will be passed upon for the issuer of those securities by Davis Polk & Wardwell LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the senior debt securities and the warrants will also be passed upon for the issuer of those securities by Sidley Austin LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the capital securities will be passed upon for the underwriters of, or dealers or selling agents with respect to, those securities by Davis Polk & Wardwell London LLP.

Certain legal matters with respect to German law relating to the validity of certain of the offered securities will be passed upon for the issuer of those securities by Group Legal Services of Deutsche Bank Aktiengesellschaft. Certain legal matters with respect to the validity of certain of the offered securities for any underwriters, dealers or selling agents will be passed upon by the firms or persons identified in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated balance sheets of Deutsche Bank Aktiengesellschaft and its subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, changes in equity, comprehensive income, and cash flows, and related notes for each of the years in the three-year period ended December 31, 2015, which were prepared in accordance with IFRS, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 appearing in our annual report on Form 20-F for the year ended December 31, 2015, are incorporated by reference herein in reliance upon the audit reports of KPMG AG Wirtschaftsprüfungsgesellschaft (which we refer to as “KPMG”), The Squaire, Am Flughafen, 60549 Frankfurt am Main, Germany, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Bank and some of our affiliates may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code with respect to many employee benefit plans and perhaps certain other types of arrangements, such as individual retirement accounts. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the securities are acquired by or with the assets of a pension or other plan with respect to which the Bank or any of its affiliates is a service provider, unless those securities are acquired pursuant to an exemption from the applicable prohibited transaction rules. The assets of a pension or other plan may include assets held in certain investment funds or in the general account of an insurance company that are deemed to be “plan assets” under ERISA and the Internal Revenue Code. In addition, other employee benefit plans and accounts (such as governmental plans or non-U.S. plans) not subject to ERISA or the Internal Revenue Code may nonetheless be subject to similar rules under other applicable laws or documents. Any pension or other plan, or any person investing the assets of a pension or other plan, proposing to invest in the securities should read the Benefit Plan Investor Considerations set forth in the relevant prospectus or pricing supplement(s) applicable to the securities being purchased and should consult with legal counsel prior to investing in the securities.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in an accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank Aktiengesellschaft since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Deutsche Bank

Aktiengesellschaft

Ordinary Shares

Tradable Subscription Rights to Subscribe for Ordinary Shares

Capital Securities

Debt Securities

Warrants

Purchase Contracts

Units

Prospectus

April 27, 2016

No person is authorized to give any information or to make any supplement representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank AG since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

$    ,000,000

Fixed to Fixed Reset Rate

Subordinated Tier 2 Notes

due 20

Deutsche Bank Securities

            , 2017